UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Marsh & McLennan Companies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MARSH & McLENNAN COMPANIES

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2014

MARSH GUY CARPENTER MERCER OLIVER WYMAN

Important Notice Regarding the Availability of Proxy Materials for the Marsh & McLennan Companies Annual Meeting of Stockholders to be held on May 15, 2014: This proxy statement and the Company's 2013 Annual Report are available at http://proxy.mmc.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 15, 2014 at the Directors Guild of America, 110 West 57th Street, New York, NY 10019.

Purpose:

1.	To elect twelve (12) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To approve, by nonbinding vote, the compensation of our named executive officers;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm; and

4.	To conduct any other business that may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of all director nominees, “FOR” the approval of the compensation of our named executive officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP.

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about March 28, 2014. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2013 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2013. In these materials we refer to Marsh & McLennan Companies, Inc. as the “Company,” “we” and “our.”

Only stockholders of record on March 17, 2014 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of the Company’s common stock as of that date in order to enter the meeting.

If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

Whether or not you plan to attend the annual meeting, your vote is important and we urge you to participate in electing directors and deciding the other items on the agenda for the annual meeting.

Lucy Fato

Deputy General Counsel & Corporate Secretary

March 28, 2014

Notice of Annual Meeting and 2014 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

VOTING MATTERS

	Page number for more information	Board vote recommendation
Election of Directors (Item 1)
To elect twelve (12) persons named in the accompanying proxy statement to serve as directors for a one-year term	17	FOR
Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation (Item 2)	25	FOR
To approve, by nonbinding vote, the compensation of our named executive officers
Ratification of Independent Auditor (Item 3)
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm	63	FOR

We did not receive any stockholder proposals in connection with the 2014 annual meeting.

GOVERNANCE HIGHLIGHTS

•	Our Chairman of the Board is an independent Director and the roles of Chairman and CEO have been separate since 2005

•	All of our Directors are independent other than our CEO

•	All of our Directors are elected annually

•	In uncontested elections, Directors must receive a majority of votes cast to be re-elected

•	Our bylaws allow stockholders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting

EXECUTIVE COMPENSATION PRACTICES HIGHLIGHTS

•	Long-term incentive compensation for our senior executives is delivered predominantly in stock options and performance stock unit awards, the value of which is contingent on stock price appreciation or achievement of specific Company financial objectives.

•	Severance protections for our senior executives, including Mr. Glaser, our President and Chief Executive Officer, are at a uniform level equal to his or her base salary and three-year average bonus (a 1x multiple).

•	We maintain policies and practices designed to encourage an appropriate level of risk-taking. We have adopted a “clawback” policy and policies that prohibit hedging and pledging Company stock.

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PROXY SUMMARY (CONTINUED)

HIGHLIGHTS OF OUR 2013 PERFORMANCE

In 2013, we continued to execute on our long-term strategy and financial objectives.

•	Our total stockholder return for 2013 was 43.8% vs. 32.4% for the S&P 500®

•	Our adjusted earnings per share growth was 15.3%* and our core net operating income growth was 15.1%*, which exceeded our long-term growth targets for both measures

•	We delivered growth in underlying revenue while limiting underlying expense growth, leading to enhanced profitability across all four of our operating companies for the fourth consecutive year

•	Our quarterly dividend was increased by 8.7%, from $0.23 to $0.25 per share, beginning in the third quarter of 2013

•	Our share repurchase program was also increased, allowing us to buy back up to $1 billion of our common stock. During 2013, we used approximately $550 million in cash to repurchase approximately 13.2 million shares of our common stock.

*	For a reconciliation on non-GAAP measures to GAAP measures, please see Exhibit A.

HIGHLIGHTS OF OUR 2013 EXECUTIVE COMPENSATION ACTIONS

•	We implemented a new annual bonus framework for our senior executives that measured performance on:

–	an absolute basis against internal financial targets and strategic objectives and

–	a relative basis against the S&P 500® and selected companies with respect to growth in adjusted earnings per share

•	We have reduced our equity run rate from 2.5% in 2010 to 0.7% in 2013

•	We completed the three-year performance period for our initial performance stock unit awards granted in 2011. Based on our strong three-year annualized core net operating income growth of 13.5%, the performance stock unit awards were delivered at 200% of their target award level.

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Notice of Annual Meeting and 2014 Proxy Statement

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why have I received a Notice regarding Internet Availability of Proxy Materials instead of printed copies of these materials in the mail?

In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Stockholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.

Who can vote on the matters being decided at the annual meeting?

With respect to each matter properly brought before the meeting, each stockholder who held shares as of March 17, 2014, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 549,372,254 shares of Marsh & McLennan Companies common stock entitled to vote.

Stockholders of Record

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. The Company is incorporated in Delaware, and in accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection at our principal executive offices at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Beneficial (“Street Name”) Stockholders

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

How do I vote?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction form provided to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

You may vote in the following manner:

By Telephone or the Internet

You may vote your shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how you received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail

Stockholders who receive hard copies of the proxy materials may choose to vote by mail and, if you so choose, should complete, sign and date your proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy or voting instruction card, but do not specify how to vote, your shares will be voted by the proxies in accordance with the Board’s recommendations, which will be in favor of our director nominees (Item 1); to approve, by nonbinding vote, the compensation of our named executive officers (Item 2); and in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 3).

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INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES (CONTINUED)

Can I vote my shares in person at the annual meeting?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from your broker, bank or other intermediary record holder a valid proxy giving you the right to vote the shares, and bring that proxy to the meeting.

Can I change my vote?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting or (iii) sending written notification of revocation addressed to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Lucy Fato—Corporate Secretary

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided; or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending the meeting and voting in person.

Who can attend the annual meeting?

Stockholders (of record or beneficial), their proxy holders and the Company’s guests may attend the meeting. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder (i.e., the broker, bank, trustee or other intermediary organization that holds your shares) indicating that you were the beneficial owner of the shares on March 17, 2014.

What are the requirements to conduct business at the annual meeting?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

What are the voting requirements to elect directors and to approve the other proposals discussed in this proxy statement?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

The Company’s by-laws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. The election of directors is not considered a “routine” matter and thus brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. (See “Significance of Broker Nonvotes” below.)

Our Guidelines for Corporate Governance address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” on page 10.

Vote Required for Other Proposals

Proposal	Vote Required
Item 2 — Advisory (nonbinding) vote to approve named executive officer compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy
Item 3 — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” the proposals.

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INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES (CONTINUED)

Significance of “Broker Nonvotes”

The rules of the New York Stock Exchange (the “NYSE”) provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. The broker may submit a proxy on any routine matter, for which instructions were required, but when the broker refrains from voting on non-routine matters, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to those matters, but are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item  1) and the nonbinding vote to approve the compensation of our named executive officers (Item 2) are considered non-routine.

Could additional matters be decided at the annual meeting?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

Who conducts the annual meeting?

The independent chairman of the Board of Directors acts as chairman of the annual meeting and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

Who will count the votes at the annual meeting?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

How may I obtain electronic delivery of proxy materials in the future?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic delivery option by following the instructions provided when you vote over the Internet. Active employees of the Company who hold Marsh & McLennan Companies common stock in certain employee benefit plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting, and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Stockholders

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

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INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES (CONTINUED)

How may I obtain another set of proxy materials?

This proxy statement and our 2013 Annual Report can be viewed on (and printed from) our website at http://proxy.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-5475 or write to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Investor Relations

Who will bear the cost of this proxy solicitation?

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at our annual meeting. We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers and other employees at no additional compensation. We have retained Georgeson Inc. as our agent to assist in the proxy solicitation at a fee of approximately $11,000, plus expenses.

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CORPORATE GOVERNANCE

We describe key features of the Company’s corporate governance environment below, and also in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at http://www.mmc.com/about/governance.php.

ENHANCED CORPORATE GOVERNANCE ENVIRONMENT

The Company is committed to best practices in corporate governance and our Board of Directors has taken a series of actions designed to enhance the Company’s corporate governance environment. Highlights of these actions are described below.

Board Structure

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chairman. The Company maintains separate roles of chief executive officer and chairman of the Board as a matter of policy. An independent director acts as chairman of the Board.

•	Offer To Resign Upon Change In Circumstances. Pursuant to our Guidelines for Corporate Governance, any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

Election Of Directors/Right Of Stockholders To Call Special Meetings

•	Majority Voting In Director Elections. The Company’s by-laws provide that in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director has previously tendered an irrevocable resignation that will be effective upon his or her failure to receive the requisite votes and the Board’s acceptance of such resignation.

•	Stockholder Right To Call Special Meetings. The Company’s by-laws allow stockholders of record of at least twenty percent (20%) of the voting power of the Company’s outstanding common stock to call a special meeting.

Stockholder Rights Plan

•	Expiration Of Poison Pill. The Board allowed a prior Rights Agreement to expire without renewal.

Declassification Of Board

•	Annual Election Of Directors. The Company’s charter provides for the annual election of directors.

Compensation Practices

•	Compensation Structure For Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•	Cap On Executive Severance Payments. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual bonus award.

•	“Double-Trigger” Condition For Vesting Of Equity-Based Awards Upon A Change In Control. Our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company followed by a specified termination of employment for vesting to be accelerated.

•	“Clawback” Policies. The Company may as a matter of policy recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement. Also, our 2011 Incentive and Stock Award Plan allows the Company to “claw back” outstanding or already settled equity-based awards.

Equity Ownership And Holding Requirements

•	Senior Executive Equity Ownership And Holding Requirements. The Company maintains equity ownership standards requiring senior executives to hold shares or stock units of our common stock with a value equal to a multiple of base salary. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple.

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CORPORATE GOVERNANCE (CONTINUED)

•	Director Equity Ownership And Holding Requirements. Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of our common stock with a value equal to at least five times the Board’s basic annual retainer of $100,000. Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

GUIDELINES FOR CORPORATE GOVERNANCE

Our Guidelines for Corporate Governance (our “Governance Guidelines”) are the means by which the Company and the Board of Directors formally express many of our governance policies. The Governance Guidelines are posted on our website at http://mmc.com/about/GuidelinesCorporateGovernance.pdf.

The Governance Guidelines summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to the Company’s stockholders, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	Specific Board functions (Section B), such as:

•	selecting, regularly evaluating the performance of, and approving the compensation paid to, the CEO;

•	providing oversight and guidance regarding the selection, evaluation, development and compensation of other senior executives;

•	planning for CEO and other senior management succession;

•	reviewing, monitoring and, where appropriate, approving the Company’s strategic and operating plans, fundamental financial objectives and major corporate actions;

•	assessing major risks facing the Company and reviewing enterprise risk management programs and processes;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	reviewing processes that are in place to maintain the Company’s compliance with applicable legal and ethical standards; and

•	reviewing and monitoring the effectiveness of the Company’s corporate governance practices.

•	CEO succession planning and management development. (Section C)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Limits on other public company board service. (Section D.5)

•	Majority voting in director elections. (Section E.3)

•	Resignation and retirement requirements for independent directors. (Section E.6)

•	Separation of independent chairman and CEO. (Section F.2)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Board access to management and professional advisors. (Section I)

•	Director and senior management stock ownership requirements. (Sections K.2 and K.3)

DIRECTOR INDEPENDENCE

The Board has determined that all directors other than Mr. Glaser are independent. Therefore, the Board has satisfied its objective that a substantial majority of the Company’s directors should be independent of management.

For a director to be considered “independent,” the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines. With respect to Mr. Mills, the Board considered that he is an executive officer of IBM and examined the Company’s relationship with IBM. The Board determined that the relationship between IBM and the Company was not material since (i) the amounts involved were less than 2% of IBM’s consolidated gross revenues in each of the preceding three fiscal years, (ii) the payments were for products and services in the ordinary course of business and (iii) the Company had a relationship with IBM for many years prior to Mr. Mills’ service as a director of the Company.

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CORPORATE GOVERNANCE (CONTINUED)

All members of the Audit, Compensation, Compliance and Risk, and Directors and Governance Committees must be independent directors as defined by the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board also evaluated each member of the Compensation Committee under the additional NYSE compensation committee member standards, and these members also qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) and as “outside directors” (as defined in Section 162(m) of the Internal Revenue Code). Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

CODES OF CONDUCT

Our reputation is fundamental to our business. The Company’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, the Company has adopted a Code of Conduct, The Greater Good, which applies to all of the above individuals. The Greater Good has been distributed in hard copy to the Company’s employees, accompanied by a comprehensive training and communication effort. The Company has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. Both of these codes are posted on the Company’s website at http://www.mmc.com, and print copies are available to any stockholder upon request. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

REVIEW OF RELATED-PERSON TRANSACTIONS

The Company maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

In determining whether to approve or ratify a related-person transaction, the Directors and Governance Committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction; and the potential impact of the transaction on any director’s independence. The Directors and Governance Committee will approve or ratify the related-person transaction only if the Committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related-person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Directors and Governance Committee will participate in any review or determination with respect to a related-person transaction if the Committee member or any of his or her immediate family members is the related person.

See the discussion under “Transactions with Management and Others; Other Information” on page 62.

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CORPORATE GOVERNANCE (CONTINUED)

COMMUNICATING CONCERNS REGARDING ACCOUNTING MATTERS

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing, by telephone, or online as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Lucy Fato—Corporate Secretary

1166 Avenue of the Americas, Legal Department

New York, New York 10036-2774

By telephone or online:

Go to this website for dialing instructions or to raise a concern online:

http://www.ethicscomplianceline.com

Further details of the Company’s procedures for handling complaints and concerns of employees and other interested parties regarding accounting matters are posted on our website at http://www.mmc.com/about/governance.php.

Company policy prohibits retaliation against anyone who raises a concern in good faith.

COMMUNICATING WITH DIRECTORS

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the independent chairman, any of the directors or the independent directors as a group by mail (addressed to Lucy Fato—Corporate Secretary), by telephone, or online at http://www.ethicscomplianceline.com. Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements; junk mail; product-related communications; surveys and job referral materials such as resumes.

8          Notice of Annual Meeting and 2014 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES

BOARD COMPOSITION, LEADERSHIP AND SIZE

At the 2014 annual meeting, stockholders will vote on the election of twelve (12) directors. Lord Lang is currently the Board’s independent chairman. The only member of management who serves on the Board is Daniel S. Glaser, the Company’s President and Chief Executive Officer. The position of chairman of the Board has been held by an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company and will continue to periodically evaluate whether the structure is in the best interests of stockholders.

DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

As provided in our Guidelines for Corporate Governance, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all of the Company’s stockholders rather than any particular interest group. In addition to the foregoing characteristics, the Board evaluates each prospective director candidate by reference to the following criteria: (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the Board deems appropriate.

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority, when circumstances so warrant, to identify, screen and recommend to the Board potential new director candidates and to engage one or more search firms to assist the Committee with respect thereto. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board. The Committee has a longstanding commitment to maintaining a diverse and inclusive Board, and when seeking new director candidates, takes into account such factors as the Board’s current mix of skills, backgrounds and experience, as well as the gender, racial, ethnic and cultural diversity of each potential candidate.

STOCKHOLDER NOMINATIONS FOR DIRECTOR CANDIDATES

The Directors and Governance Committee will consider director candidates recommended by stockholders if the recommendation is submitted in writing at the address below. As described in Article II of the Company’s by-laws, stockholders may submit nominations of persons for election as directors of the Company at an annual meeting of stockholders provided that the proposing stockholder is a stockholder of record both at the time the nomination is submitted and at the time of the annual meeting, is entitled to vote at the annual meeting and complies with the notice procedures set forth in Section 2.10 of the by-laws. The notice of nomination must meet certain guidelines as to timeliness and form and be delivered to the Company’s Corporate Secretary at our principal executive offices:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Directors and Governance Committee

c/o Lucy Fato—Corporate Secretary

The director nomination notice must include certain information regarding the director nominee, the proposing stockholder and any associate of the proposing stockholder (such as a beneficial owner of shares owned of record or beneficially by the proposing stockholder), such as ownership interests in Marsh & McLennan Companies common stock and derivatives of the Company’s securities. With respect to the director nominee, the notice must include the information required to be disclosed in a proxy statement with respect to any candidates for election as directors, including a nominee’s written consent to be named in the proxy statement as a nominee and to serve as director of the Company if elected. The notice also must be accompanied by a letter from the nominee containing certain representations regarding the nominee’s independence and compliance with the Company’s publicly disclosed corporate governance and other policies and guidelines.

See the discussion under “Submission of Stockholder Proposals and Other Items of Business for 2015 Annual Meeting—Other Stockholder Proposals” on page 65.

Notice of Annual Meeting and 2014 Proxy Statement          9

BOARD OF DIRECTORS AND COMMITTEES (CONTINUED)

DIRECTOR ELECTION VOTING STANDARD

The Company’s by-laws provide that in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Guidelines for Corporate Governance:

•	The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for reelection at the next meeting of stockholders at which he or she faces reelection and (ii) the Board’s acceptance of such resignation.

•	Following a meeting of stockholders at which an incumbent director who was a nominee for reelection does not receive the required number of votes for election, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board.

ATTENDANCE

The Board held 11 meetings, including telephonic meetings, during 2013. The average attendance by directors at meetings of the Board and its committees held during 2013 was approximately 96%. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend annual meetings of stockholders. All directors were present at the 2013 annual meeting.

RETIREMENT

Our Guidelines for Corporate Governance provide that an independent director shall retire no later than at the annual meeting of stockholders following his or her 75th birthday. Any director who is an employee of the Company shall resign from the Board when his or her employment ends.

EXECUTIVE SESSIONS

The independent directors meet in executive session without management at regularly scheduled in-person Board meetings. The independent chairman of the Board presides at these meetings.

RISK OVERSIGHT

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board of Directors’ attention the most material risks facing the Company. The Board oversees risk management directly and through its committees. The Audit Committee and the Compliance and Risk Committee regularly review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures. The Directors and Governance Committee considers risks related to CEO succession planning and the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of executive compensation programs and arrangements. See below for additional information about the Board’s committees.

COMMITTEES

Our Board has established an Audit Committee, a Compensation Committee, a Compliance and Risk Committee (which is a subcommittee of the Audit Committee), a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation, Compliance and Risk, and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The charters for these committees can be viewed on our website at http://www.mmc.com/about/governance.php.

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BOARD OF DIRECTORS AND COMMITTEES (CONTINUED)

The table below indicates committee assignments and the number of times each committee met in 2013:

Director	Audit	Compliance and Risk	Compensation	Directors and Governance	Finance	Corporate Responsibility	Executive
Zachary W. Carter (1)	X	X(chair)					X
Oscar Fanjul			X		X(chair)		X
Daniel S. Glaser					X		X
H. Edward Hanway			X(chair)		X		X
Lord Lang			X	X	X		X(chair)
Elaine La Roche	X	X
Steven A. Mills			X	X
Bruce P. Nolop	X	X			X	X
Marc D. Oken	X(chair)				X		X
Morton O. Schapiro			X	X(chair)			X
Adele Simmons				X		X(chair)
Lloyd M. Yates	X	X				X
R. David Yost			X			X
2013 Meetings (2)	10	5	6	5	5	5	0

(1)	Mr. Carter resigned as a director on January 17, 2014.
(2)	Includes telephonic meetings.

Audit Committee

The Audit Committee is charged with assisting the Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

All members of the Audit Committee are “financially literate,” as required by the NYSE and determined by the Board. The Board has determined that Bruce P. Nolop, Marc D. Oken and Lloyd Yates have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compliance And Risk Committee

The Compliance and Risk Committee is a subcommittee of the Audit Committee. The Compliance and Risk Committee assists the Audit Committee and the Board with the oversight of the implementation of systems and controls designed to promote ethical behavior and compliance with applicable legal and regulatory requirements and the Company’s enterprise risk management programs and processes, and discharges such other responsibilities relating to compliance and risk oversight as the chair of the Audit Committee may assign to the Compliance and Risk Committee from time to time.

Compensation Committee

Among other things, the Compensation Committee:

•	evaluates the performance and determines the compensation of our chief executive officer;

•	reviews and approves the compensation of our other senior executives; and

•	oversees the Company’s incentive compensation plans for our chief executive officer and other senior executives and equity-based plans and discharges the responsibilities of the Committee set forth in these plans.

Notice of Annual Meeting and 2014 Proxy Statement          11

BOARD OF DIRECTORS AND COMMITTEES (CONTINUED)

Meeting Schedule:  The Compensation Committee met six times in 2013, including a half-day meeting in February to complete its annual review of, and make decisions on, executive compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take action on behalf of the Compensation Committee between its regularly scheduled meetings, within certain prescribed guidelines. If any such action is taken, the chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

Independent Compensation Consultant:  The Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant to provide support to the Compensation Committee. The independent compensation consultant advises the Compensation Committee in performing its duties and makes recommendations to the Compensation Committee regarding our executive compensation program. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating by invitation in meetings, or portions of meetings, of the Compensation Committee to advise the Compensation Committee on specific matters that arise;

•	offering professional advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including senior members of the Company’s human resources staff; and

•	supplying data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2013. Except for the services provided to the Compensation Committee, neither the individual compensation consultant nor Pay Governance LLC nor any of its affiliates provided any services to the Company or its affiliates in 2013.

The Compensation Committee assessed the work of Pay Governance LLC during 2013 pursuant to SEC rules and concluded that Pay Governance’s work did not raise any conflict of interest.

Company Management:  The Company’s management, including the Company’s human resources staff, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•	making recommendations to the Compensation Committee on the Company’s compensation philosophy, governance initiatives, and short-term and long-term incentive compensation design, including by providing input regarding the individual performance component of annual bonus awards, as discussed in Compensation Discussion and Analysis beginning on page 26; and

•	responding to actions and initiatives proposed by the Compensation Committee.

In addition, our President and Chief Executive Officer provides recommendations with respect to the compensation of our other senior executives.

Our President and Chief Executive Officer, senior members of the Company’s human resources staff and internal legal counsel attended Compensation Committee meetings when invited but were not present for executive sessions or for any discussion of their own compensation.

Timing And Procedures Of Equity-Based Compensation Awards:  Annual awards under our long-term incentive compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, granted on that same date.

In addition, the Compensation Committee periodically grants restricted stock unit and stock option awards to new hires and restricted stock units to continuing executives for increased responsibilities that accompany changes in position and

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BOARD OF DIRECTORS AND COMMITTEES (CONTINUED)

for retention purposes. These awards are approved at prescheduled meetings of the Compensation Committee. The Compensation Committee has also authorized our President and Chief Executive Officer to make such awards to individuals who are not senior executives, subject to certain prescribed limitations. These awards are granted on the first calendar day of the month following approval of the award by the Compensation Committee or our President and Chief Executive Officer, as applicable. In the event that an award is approved prior to an individual’s start date with the Company, the award will be granted on the first calendar day of the first month on or following the individual’s start date.

Equity-based awards are typically denominated as a dollar value and then converted into a number of performance stock units, restricted stock units or stock options. The number of performance stock units or restricted stock units is determined based on the grant date fair value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. The grant date fair value of stock options is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our equity-based compensation grant procedures effectively protect against the manipulation of grant timing for employee gain.

The Company’s human resources staff periodically monitors and updates the Compensation Committee on the use of shares of the Company’s common stock for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual long-term incentive compensation, the Compensation Committee considers share use and equity run rate (as defined in “Use of Equity Compensation” on page 28) so that annual long-term incentive awards, and the extent to which shares of the Company’s common stock are used for those awards, are maintained at a reasonable level.

Directors And Governance Committee

The duties and responsibilities of the Directors and Governance Committee include the following:

•	to advise and make recommendations to the Board on matters concerning corporate governance and to recommend to the Board any proposed changes to the Company’s Guidelines for Corporate Governance;

•	to identify, consider and recommend qualified candidates to the Board for election as directors, including nominees to stand for election as directors at the Company’s annual meeting of stockholders;

•	to assist and advise the Board in connection with its annual review of the independent status of each non-executive director;

•	to oversee the development and implementation of succession planning for the Company’s chief executive officer;

•	to periodically review with the Board the requisite skills and characteristics for new Board members, as well as the composition and structure of the Board as a whole, and to recommend proposed changes to the Board as appropriate;

•	to consider nominations and recommendations from stockholders for director candidates, properly submitted in writing to the Company’s Corporate Secretary;

•	to recommend committee assignments to the Board in consultation with the independent chairman and the other committee chairs;

•	to review periodically and make recommendations to the Board with respect to independent directors’ compensation;

•	to approve procedures for director orientation and continuing education;

•	to develop processes for and oversee the annual self-evaluations of the Board and its committees;

•	to review and advise the Board with respect to any stockholder proposals received in connection with the Company’s annual meeting of stockholders; and

•	to oversee the Company’s Policy Regarding Related-Person Transactions.

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BOARD OF DIRECTORS AND COMMITTEES (CONTINUED)

Finance Committee

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters, the Company’s capital structure, capital management and methods of corporate finance (including proposed issuances of securities or other financing transactions) and proposed acquisitions, divestitures or other strategic transactions.

Corporate Responsibility

The Corporate Responsibility Committee reviews the Company’s responsibilities and activities as a corporate citizen. In particular, the committee is charged with identifying and analyzing sustainability, government relations and social responsibility issues and trends, nationally and internationally, that may be relevant to the Company’s business positioning, employee involvement and engagement, diversity initiatives or brand, and with making related recommendations to the Board as appropriate.

Executive Committee

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s by-laws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting. The Executive Committee did not meet in 2013.

14          Notice of Annual Meeting and 2014 Proxy Statement

DIRECTOR COMPENSATION

EXECUTIVE DIRECTORS

Executive directors (currently only Mr. Glaser) receive no compensation for their service as directors.

INDEPENDENT DIRECTORS

Independent directors receive a basic annual retainer of $100,000 paid in cash. The independent chairman of the Board and committee chairs receive supplemental retainers as described in the table below. The basic annual retainer and the supplemental retainers are paid quarterly (for pay periods ending on August 15, November 15, February 15 and May 15). Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof, as the director elects. On June 1 of each year, all independent directors receive a grant of the Company’s common stock with a fair market value of $120,000 on the grant date (based on the average of the high and low prices on the immediately preceding trading date). Under the Directors’ Stock Compensation Plan, an independent director may defer receipt of all or a portion of any compensation to be paid in the form of the Company’s common stock until a specified future date. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts to educational institutions.

The Board’s compensation year runs from June 1 through May 31. The current compensation arrangements for independent directors are summarized in the table below.

Elements Of Independent Director Compensation

Basic Annual Retainer for All Independent Directors	$100,000 in cash
Supplemental Annual Retainer for Independent Chairman of the Board	$200,000 in cash
Supplemental Annual Retainer for Chair of • Audit Committee • Compensation Committee	$25,000 in cash
Supplemental Annual Retainer for Chair of • Compliance and Risk Committee • Finance Committee • Directors and Governance Committee • Corporate Responsibility Committee	$15,000 in cash
Annual Stock Grant (June 1 of each year) for Independent Directors under the Company’s Directors’ Stock Compensation Plan	Number of shares having a grant date market value of $120,000
Stock Ownership Guidelines	5 times Basic Annual Retainer

Notice of Annual Meeting and 2014 Proxy Statement          15

DIRECTOR COMPENSATION (CONTINUED)

2013 INDEPENDENT DIRECTOR COMPENSATION

The table below indicates total compensation received by independent directors for service on the Board and its committees during fiscal 2013:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Zachary W. Carter (4)	115,000	120,000	—	235,000
Oscar Fanjul	115,000	120,000	—	235,000
H. Edward Hanway	125,000	120,000	—	245,000
Lord Lang	300,000	120,000	—	420,000
Elaine La Roche	100,000	120,000	—	220,000
Steven A. Mills	100,000	120,000	—	220,000
Bruce P. Nolop	100,000	120,000	3,000	223,000
Marc D. Oken	125,000	120,000	—	245,000
Morton O. Schapiro	115,000	120,000	2,500	237,500
Adele Simmons	115,000	120,000	5,000	240,000
Lloyd M. Yates	100,000	120,000	—	220,000
R. David Yost	100,000	120,000	—	220,000

(1)	The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the $100,000 basic annual retainer and any supplemental retainer made during fiscal 2013, as described below.

The chairs of the Audit and Compensation Committees receive $25,000 for such service, and the chairs of the Compliance and Risk, Finance, Directors and Governance, and Corporate Responsibility Committees receive $15,000 for such service. The committee chairs compensated in this manner were: Mr. Carter (Compliance and Risk), Mr. Fanjul (Finance), Mr. Hanway (Compensation), Mr. Oken (Audit), Mr. Schapiro (Directors and Governance), and Ms. Simmons (Corporate Responsibility). Lord Lang receives $200,000 for his service as the independent chairman of the Board.

Committee members other than the chairs receive no additional compensation for service on the committee.

Mr. Mills elected to receive his quarterly payments in the form of the Company’s common stock. Mr. Schapiro elected to receive 30% of his quarterly payments ($34,500) in the form of the Company’s common stock on a deferred basis. Mr. Yost elected effective June 1, 2013 to receive his quarterly payments in the form of the Company’s common stock on a deferred basis. For fiscal 2013, Mr. Yost received quarterly payments in cash in February and May 2013 ($50,000) and quarterly payments in the form of the Company’s common stock on a deferred basis in August and November 2013 ($50,000). All of the other independent directors received these amounts in cash.

(2)	This column reflects 2,972 shares of the Company’s common stock, representing the annual stock grant having a grant date fair value of $120,000. These shares were awarded on June 1, 2013, at $40.37 per share (the average of the high and low prices on May 31, 2013, the trading day immediately preceding the grant date). The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Mr. Schapiro, Ms. Simmons and Mr. Yost elected to defer receipt of all of these shares.

As of December 31, 2013, the aggregate number of deferred shares held for the account of each current independent director who has previously elected to defer shares was as follows: Mr. Schapiro, 48,851.82 shares, Ms. Simmons, 63,777.24 shares, and Mr. Yost, 4,137.63 shares. Dividend equivalents on these deferred shares are reinvested into additional deferred shares for the account of the independent director.

(3)	The Company maintains a matching gifts program for employees and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to a total of $5,000 per employee or director in any one year. The amounts shown in the table represent the Company’s matching contribution to educational institutions.

(4)	Mr. Carter’s cash compensation was paid directly to the law firm of Dorsey & Whitney LLP, in which he was a partner through January 2014, pursuant to an agreement between Mr. Carter and the firm. Mr Carter resigned as a director on January 17, 2014.

16          Notice of Annual Meeting and 2014 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

At the 2014 annual meeting, stockholders will vote on the election of the twelve (12) nominees listed below—Oscar Fanjul, Daniel S. Glaser, H. Edward Hanway, Lord Lang, Elaine La Roche, Steven A. Mills, Bruce P. Nolop, Marc D. Oken, Morton O. Schapiro, Adele Simmons, Lloyd M. Yates and R. David Yost—for a one-year term. The Board has nominated each of these individuals to serve until the 2015 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on page 9 under the heading “Director Qualifications and Nomination Process.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING DIRECTORS:

OSCAR FANJUL Compensation Committee Executive Committee Finance Committee (Chair)	Director since 2001

Mr. Fanjul, age 64, is Vice Chairman of Omega Capital, a private investment firm in Spain. Mr. Fanjul is the Founding Chairman and former Chief Executive Officer of Repsol. Mr. Fanjul is a Director of Acerinox, Lafarge (Vice Chairman) and Deoleo (Chairman). He is a Trustee of the Amigos del Museo del Prado Foundation. Mr. Fanjul is a former Director of Unilever, the London Stock Exchange and Areva.

We believe Mr. Fanjul’s qualifications to sit on our Board of Directors and chair our Finance Committee include his extensive experience in various international markets with global companies and his understanding of global business practices.

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ITEM 1 — ELECTION OF DIRECTORS (CONTINUED)

DANIEL S. GLASER Executive Committee Finance Committee	Director since 2013

Mr. Glaser, age 53, is President and Chief Executive Officer of Marsh & McLennan Companies. Prior to assuming this role in January 2013, Mr. Glaser served as Group President and Chief Operating Officer of Marsh & McLennan Companies from April 2011 through December 2012, with strategic and operational oversight of both the Risk and Insurance Services and the Consulting segments of the Company. Mr. Glaser rejoined Marsh in December 2007 as Chairman and Chief Executive Officer of Marsh Inc. after serving in senior positions in commercial insurance and insurance brokerage in the United States, Europe, and the Middle East. He began his career at Marsh more than 30 years ago. Mr. Glaser is a former Chairman of BritishAmerican Business and serves on its International Advisory Board. He is a member of the Board of Directors of Insurance Information Institute, the Board of Trustees of the American Institute for Chartered Property Casualty Underwriters and the Board of Trustees of Ohio Wesleyan University.

As the only member of the Company’s management team on the Board, Mr. Glaser’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

H. EDWARD HANWAY Compensation Committee (Chair) Executive Committee Finance Committee	Director since 2010

Mr. Hanway, age 62, served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 to the end of 2009. From 1999 to 2000, he served as President and Chief Operating Officer of CIGNA. From 1996 to 1999, he was President of CIGNA HealthCare, and from 1989 to 1996 was President of CIGNA International. Mr. Hanway is a former Member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH) and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Trustees of the March of Dimes Foundation, Loyola University Maryland and Drexel Newmann Academy and is the Chairman of the Faith in the Future Foundation committed to growth of Catholic education in the Archdiocese of Philadelphia.

We believe Mr. Hanway’s qualifications to sit on our Board of Directors and chair our Compensation Committee include his years of executive experience in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

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ITEM 1 — ELECTION OF DIRECTORS (CONTINUED)

LORD LANG OF MONKTON Compensation Committee Directors and Governance Committee Executive Committee (Chair) Finance Committee	Director since 1997

Lord Lang, age 73, began his career as an insurance broker. He was then a Member of the British Parliament from 1979 to 1997, when he was appointed to the House of Lords. He served in the Cabinet as President of the Board of Trade and Secretary of State for Trade and Industry from 1995 to 1997 and as Secretary of State for Scotland from 1990 to 1995. Lord Lang is a Non-Executive Director of Charlemagne Capital Ltd. Lord Lang is also Chairman of the Prime Minister’s Advisory Committee on Business Appointments (UK). Former nonexecutive directorships include US Special Opportunities Trust plc, Thistle Mining Inc., General Accident plc, CGU plc and The Automobile Association (UK). Lord Lang has been the independent chairman of the Board since 2011.

We believe Lord Lang’s qualifications to chair our Board of Directors include his relevant industry background as an insurance broker, his service on the boards of other companies, as well as his extensive experience in government, including responsibility for policy and the administration of regulatory and competition business practices and international trade negotiations.

ELAINE LA ROCHE Audit Committee Compliance and Risk Committee	Director since 2012

Ms. La Roche, age 64, is a Senior Advisor to China International Capital Corporation US. She served as Chief Executive Officer of China International Capital Corporation in Beijing from 1997 to 2000. Over the course of a 20-year career at Morgan Stanley, Ms. La Roche rose from Associate to Managing Director, serving in a variety of roles including Chief of Staff to the Chairman, and President and Head of the Asia Desk. From 2008 to 2010, Ms. La Roche was with JPMorgan Chase & Co. in Beijing, where she served as Vice Chairman, J.P. Morgan China Securities. Ms. La Roche served on the Board of Directors of Linktone Ltd., where she was Non-Executive Chairman from 2004 to 2008. She also served on the Board of Directors of China Construction Bank (CCB) from 2006 to 2011 and was reappointed as an independent director of CCB in August 2012 after a mandatory one-year hiatus.

We believe Ms. La Roche’s qualifications to sit on our Board of Directors include her executive experience in financial services, particularly internationally, and her corporate governance experience from prior board service.

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ITEM 1 — ELECTION OF DIRECTORS (CONTINUED)

STEVEN A. MILLS Compensation Committee Directors and Governance Committee	Director since 2011

Mr. Mills, age 62, is the Senior Vice President & Group Executive, Software & Systems, of International Business Machines Corporation (IBM). Mr. Mills joined IBM in 1973 and has held various executive leadership positions in IBM since 1989. In 2000, he assumed the role of Senior Vice President and Group Executive, Software Group. In 2010, he was named to his current position. In this capacity, he is responsible for directing IBM’s $40 billion product business. This includes over 100,000 employees spanning development, manufacturing, sales, marketing and support professions.

We believe Mr. Mills’ qualifications to sit on our Board of Directors include his executive leadership and management experience, his technology expertise, his extensive international experience at IBM and his overall knowledge of global markets.

BRUCE P. NOLOP Audit Committee Compliance and Risk Committee Corporate Responsibility Committee Finance Committee	Director since 2008

Mr. Nolop, age 63, served as the Chief Financial Officer of E*Trade Financial Corporation from September 2008 through 2010 and retired from E*Trade on March 31, 2011. Mr. Nolop was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008. From 1993 to 2000, he was a Managing Director of Wasserstein Perella & Co. Prior thereto, he was a Vice President with Goldman, Sachs & Co. from 1986 to 1993, and previously held positions with Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop is also an independent director and Chair of the Audit and Finance Committee of privately-held CLS Group, which operates the world’s largest multi-currency settlement system.

We believe Mr. Nolop’s qualifications to sit on our Board of Directors include his experience in financial accounting and corporate finance, as well as his familiarity with internal financial controls and strategic transactions, acquired through executive-level finance positions held in public companies and 18 years’ experience as an investment banker.

MARC D. OKEN Audit Committee (Chair) Executive Committee Finance Committee	Director since 2006

Mr. Oken, age 67, is the Managing Partner of Falfurrias Capital Partners, a private equity firm. He was Chief Financial Officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as Executive Vice President-Chief Accounting Officer, a position he held until 1998, when he became Executive Vice President-Principal Finance Executive. Mr. Oken is a former Director of Star Scientific, Inc. He is also a Director of Sonoco Products Company and Capital Bank Financial Corp.

We believe Mr. Oken’s qualifications to sit on our Board of Directors and to chair the Audit Committee include his extensive experience with public and financial accounting matters for complex global organizations, as well as his executive leadership and management experience.

20          Notice of Annual Meeting and 2014 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS (CONTINUED)

MORTON O. SCHAPIRO Compensation Committee Directors and Governance Committee (Chair) Executive Committee	Director since 2002

Mr. Schapiro, age 60, has been President and Professor of Economics at Northwestern University since 2009. Prior to that, he was President and Professor at Williams College from 2000. Previous positions include Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000, and Chair of its Department of Economics from 1991 to 1994.

We believe Mr. Schapiro’s qualifications to sit on our Board of Directors and chair our Directors and Governance Committee include his experience in managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his more than 30 years of experience as a professor of economics.

ADELE SIMMONS Corporate Responsibility Committee (Chair) Directors and Governance Committee	Director since 1978

Mrs. Simmons, age 72, is Vice Chair of Metropolis Strategies and President of the Global Philanthropy Partnership. From 1989 to 1999, she was President of the John D. and Catherine T. MacArthur Foundation. Mrs. Simmons is a Member of the Boards of the Field Museum of Chicago, the Chicago Council on Global Affairs, the Union of Concerned Scientists and CERES.

We believe Ms. Simmons’s qualifications to sit on our Board of Directors and to chair the Corporate Responsibility Committee include her extensive philanthropic and non-profit experience, which make her well suited to oversee the Company’s responsibilities and activities as a corporate citizen.

LLOYD M. YATES Audit Committee Compliance & Risk Committee Corporate Responsibility Committee	Director since 2011

Mr. Yates, age 53, is Executive Vice President of Regulated Utilities for Duke Energy. Previously, Mr. Yates served as Executive Vice President of Customer Operations for Duke Energy. Mr. Yates has more than 30 years of experience in the energy industry, including the areas of nuclear and fossil generation, and energy delivery. Before the merger between Duke Energy and Progress Energy in July 2012, Mr. Yates served as President and Chief Executive Officer for Progress Energy Carolinas. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions. Mr. Yates serves on several community-based and industry boards and also serves as a Director of WakeMed Health & Hospitals.

We believe Mr. Yates’s qualifications to sit on our Board of Directors include the executive leadership and management experience he has acquired throughout his career in the energy industry.

Notice of Annual Meeting and 2014 Proxy Statement          21

ITEM 1 — ELECTION OF DIRECTORS (CONTINUED)

R. DAVID YOST Compensation Committee Corporate Responsibility Committee	Director since 2012

Mr. Yost, age 66, was the President and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from 2001 until his retirement in 2011. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 2001, including Chairman, President and Chief Executive Officer from 1997 to 2001. Mr. Yost is a graduate of the U.S. Air Force Academy and was previously a Captain in the United States Air Force. Mr. Yost serves on the Board of Directors of Tyco International, ITT Exelis Inc. and Bank of America. Mr. Yost also serves on the US Air Force Academy Endowment Board.

We believe Mr. Yost’s qualifications to sit on our Board of Directors include his extensive leadership experience gained as the chief executive of a large publicly traded company in the healthcare industry and as a director to other publicly traded companies.

22          Notice of Annual Meeting and 2014 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table reflects the number of shares of our common stock, which each director and each named executive officer (as defined in the Compensation Discussion and Analysis section beginning on page 26) has reported as beneficially owning or in which he or she otherwise has a pecuniary interest. The table also shows the number of shares beneficially owned or otherwise by all directors and executive officers of the Company as a group. These common stock holdings are as of March 1, 2014, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2013. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than five percent of our outstanding shares.

	Amount and Nature of Beneficial Ownership (1)
Name	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total
J. Michael Bischoff	17,956	111,694	129,650
Oscar Fanjul	69,407	—	69,407
Daniel S. Glaser	218,025	2,090,633	2,308,658
H. Edward Hanway	14,561	—	14,561
Lord Lang	19,782	13,372	33,154
Elaine La Roche	6,732	—	6,732
Steven A. Mills	14,411	—	14,411
Alexander S. Moczarski	41,370	135,553	176,923
Bruce P. Nolop	24,469	—	24,469
Marc D. Oken	36,121	2,325	38,446
Julio A. Portalatin	6,603	153,183	159,786
Morton O. Schapiro	1,628	47,654	49,282
Adele Simmons	81,208	64,113	145,321
Lloyd M. Yates	13,978	—	13,978
R. David Yost	18,759	4,686	23,445
Peter Zaffino	96,101	835,852	931,953
All directors and executive officers as a group (3)	867,361	4,969,942	5,837,303

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STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS (CONTINUED)

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2013
Wellington Management Company, LLP (4) 280 Congress Street Boston, MA 02210	45,992,292	8.38%
T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	49,670,061	9.00%

(1)	No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 1.1% of the Company’s outstanding common stock.
(2)	This column includes shares of the Company’s common stock: (i) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed and/or (ii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•	Marsh & McLennan Companies common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Bischoff, 41,786 shares; Mr. Glaser, 129,381 shares; Mr. Moczarski, 53,182 shares; Mr. Portalatin, 40,427 shares; Mr. Schapiro, 47,654 shares; Ms. Simmons, 64,113 shares; Mr. Yost, 4,686 shares; Mr. Zaffino, 74,209 shares; and all directors and executive officers as a group, 536,650 shares; and

•	Shares of Marsh & McLennan Companies common stock which may be acquired on or before April 30, 2014 through the exercise of stock options as follows: Mr. Bischoff, stock options totaling 69,907 shares; Mr. Glaser, stock options totaling 1,961,252 shares; Mr. Moczarski, stock options totaling 82,371 shares; Mr. Portalatin, stock options totaling 112,756 shares; Mr. Zaffino, stock options totaling 711,419 shares; and all directors and executive officers as a group, stock options totaling 4,366,788 shares.

(3)	This group includes the individuals listed in this table, plus four additional executive officers.
(4)	Based on a review of Amendment No. 5 to the Schedule 13G Information Statement filed on February 14, 2014 by Wellington Management Company, LLP (“Wellington Management”). The Schedule 13G discloses that Wellington Management in its capacity as investment adviser had shared voting power as to 15,620,201 shares and shared dispositive power as to 45,992,292 shares.
(5)	Based on a review of Amendment No. 3 to the Schedule 13G Information Statement filed on February 10, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G discloses that Price Associates in its capacity as investment adviser had sole voting power as to 14,993,150 shares and sole dispositive power as to 49,604,561 shares.

24          Notice of Annual Meeting and 2014 Proxy Statement

ITEM 2 — ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements. We will include this advisory vote on an annual basis at least until the next advisory vote on the frequency of say-on-pay votes (no later than our 2017 Annual Meeting of Stockholders).

We encourage our stockholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the 2013 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers.

Stockholders Are Being Asked To Vote On The Following Resolution:

RESOLVED, that the stockholders of Marsh & McLennan Companies approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narratives.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.

Notice of Annual Meeting and 2014 Proxy Statement          25

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation program for our senior executives, focusing on our key compensation principles, policies and practices.

This section describes the 2013 compensation decisions with respect to the individuals who served during 2013 as our President and Chief Executive Officer, our Chief Financial Officer, and our other three most highly-compensated executive officers as of December 31, 2013, as listed below. These individuals are included in the 2013 Summary Compensation Table on page 45.

Name	Title
Daniel S. Glaser	President and Chief Executive Officer (“CEO”)
J. Michael Bischoff	Chief Financial Officer
Peter Zaffino	President and Chief Executive Officer of Marsh
Julio A. Portalatin	President and Chief Executive Officer of Mercer
Alexander S. Moczarski	President and Chief Executive Officer of Guy Carpenter

We refer to these individuals collectively in this Compensation Discussion and Analysis as our “named executive officers.” When we refer to our “senior executives,” we mean our CEO, the chief executive officers of our four operating companies, and certain leaders of our corporate staff. Background information regarding our nine current senior executives is provided on our website at http://www.mmc.com/about/board.php#eo.

2013 HIGHLIGHTS

Our Performance

In 2013, we continued to execute on our long-term strategy and financial objectives.

•	Our total stockholder return for 2013 was 43.8% vs. 32.4% for the S&P 500®

•	Our adjusted earnings per share growth was 15.3%* and our core net operating income growth was 15.1%*, which exceeded our long-term growth targets for both measures

•	We delivered growth in underlying revenue while limiting underlying expense growth, leading to enhanced profitability across all four of our operating companies for the fourth consecutive year

•	Our quarterly dividend was increased by 8.7%, from $0.23 to $0.25 per share, beginning in the third quarter of 2013

•	Our share repurchase program was also increased, allowing us to buy back up to $1 billion of our common stock. During 2013, we used approximately $550 million in cash to repurchase approximately 13.2 million shares of our common stock.

Our Executive Compensation Actions

•	We implemented a new annual bonus framework for our senior executives that measured performance on:

–	an absolute basis against internal financial targets and strategic objectives and

–	a relative basis against the S&P 500® and selected companies with respect to growth in adjusted earnings per share

•	We reduced our equity run rate from 2.5% in 2010 to 0.7% in 2013

•	We completed the three-year performance period for our initial performance stock unit awards granted in 2011. Based on our strong three-year annualized core net operating income growth of 13.5%, the performance stock unit awards were delivered at 200% of their target award level.

*	For a reconciliation on non-GAAP measures to GAAP measures, please see Exhibit A.

26          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY

Marsh & McLennan Companies is a global professional services firm providing advice and solutions principally in the areas of risk, strategy and human capital. It is the parent company of a number of the world’s leading risk experts and specialty consultants, including: Marsh, the insurance broker, intermediary and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Mercer, the provider of human resources and related financial advice and services; and Oliver Wyman Group, the management, economic and brand consultancy. With approximately 55,000 employees worldwide and annual revenue of approximately $12.3 billion, the Company provides analysis, advice and transactional capabilities to clients in more than 130 countries.

As a professional services firm, our product is the expertise and capabilities of our employees. Our long-term success depends on their skill, integrity and dedication. To achieve our business objectives, we have designed our executive compensation program to attract, motivate and retain highly talented individuals to lead the Company and our various businesses in ways that meet our clients’ needs and, in turn, promote the long-term interests of our stockholders.

Our Strategic and Financial Objectives and 2013 Performance

Our goal is to be an elite global growth company. At the core of our strategy are four pillars that are designed to create exceptional value and superior returns for our stockholders:

•	Revenue and earnings growth

•	Maintain low capital requirements

•	Generate high levels of cash

•	Manage risk intelligently

The strength of our financial performance over the past five years, including 2013, is reflected in our total stockholder return (“TSR”), which includes stock price appreciation and reinvested dividends. As shown in the table below, our annualized TSR has exceeded the S&P 500® index in each of the past one-year to five-year periods.

	Annualized Total Stockholder Return
	5 Years	4 Years	3 Years	2 Years	1 Year
Marsh & McLennan Companies, Inc.	18.4%	25.3%	24.3%	26.9%	43.8%
S&P 500® Index	17.9%	15.9%	16.2%	23.9%	32.4%

2013 Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2013 Annual Meeting of Stockholders, we held an advisory (nonbinding) vote with respect to the compensation of our named executive officers (a “say-on-pay” vote). Approximately 95% of the votes cast on the say-on-pay proposal were voted in favor of our executive compensation policies and practices. This result represented an increase of 15 percentage points compared with our 80% approval rate in 2012.

Following our 2013 Annual Meeting of Stockholders, we actively engaged with several of our large institutional stockholders and the major proxy advisory firms to discuss our executive compensation practices and the results of our 2013 say-on-pay vote. We also used this opportunity to explore potential areas for enhancing our executive compensation program. These discussions were generally favorable and focused on our efforts to reduce our equity run rate and to increase the alignment of executive compensation with financial and strategic performance and stockholder interests.

The Compensation Committee is committed to continued engagement between the Company and our stockholders and the major proxy advisory firms and intends to continue these outreach efforts.

Notice of Annual Meeting and 2014 Proxy Statement          27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY (continued)

Use Of Equity Compensation

The following chart shows our equity run rate for the past four years (2010 through 2013), and for the period from January 1 through February 28, 2014. The equity run rate for the 2014 period includes the annual long-term incentive awards granted on February 24, 2014.

Note: “Equity run rate” means the number of shares of our common stock underlying equity-based awards granted plus the number of shares of our common stock underlying equity-based awards assumed upon an acquisition (if any), divided by the weighted average number of shares of our common stock outstanding, for each year shown.

In addition to meaningfully reducing our equity run rate over the past four years, we have repurchased 35.6 million shares of our common stock for about $1.2 billion since 2010, in accordance with our stock repurchase program. The average price paid to repurchase our common stock from 2010 to 2013 was $34.37 per share.

2013 Annual Bonus Framework

In 2013, we implemented a new annual bonus framework to determine bonuses for our senior executives. At the Compensation Committee’s request, its compensation consultant, Pay Governance LLC, worked with management during 2012 to develop recommendations for enhancing our annual bonus program, including:

•	strengthening the link between performance and annual bonuses;

•	setting annual bonus targets that are appropriately aligned and calibrated with our strong performance expectations and the Compensation Committee’s desire to motivate and reward such performance on both an absolute basis against internal targets and also on a relative basis against the S&P 500® and selected companies; and

•	establishing a total compensation approach that provides a basis for determining annual bonus and long-term incentives in a more holistic manner.

Significant features of the new framework include:

•	a greater weighting on financial performance for all senior executives;

•	use of a multiplier for competitive financial performance based on our annual growth in adjusted earnings per share against the S&P 500® and selected companies; and

•	continued use of an overall payout range from 0% to 200% of target bonus.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY (continued)

Annual Total Compensation Decisions by the Compensation Committee

The following table summarizes the decisions made by the Compensation Committee in February 2014 and February 2013 with respect to the annual compensation of our named executive officers. The compensation decisions reflected here, and the rationale for such decisions, are discussed in “Executive Compensation Determinations” on page 33.

Name	Decision Date	Base Salary		Annual Bonus Award		Total Cash Compensation		Annual Long-Term Incentive Award		Total Direct Compensation
Mr. Glaser	2/24/2014 2/25/2013 Change	$ $	1,400,000 1,400,000 0.0%	$ $	3,750,000 3,900,000 -3.8%	$ $	5,150,000 5,300,000 -2.8%	$ $	8,850,000 7,800,000 +13.5%	$ $	14,000,000 13,100,000 +6.9%
Mr. Bischoff	2/24/2014 2/25/2013 Change	$ $	750,000 650,000 +15.4%	$ $	1,650,000 1,300,000 +26.9%	$ $	2,400,000 1,950,000 +23.1%	$ $	1,000,000 1,000,000 0.0%	$ $	3,400,000 2,950,000 +15.3%
Mr. Zaffino	2/24/2014 2/25/2013 Change	$ $	1,000,000 900,000 +11.1%	$ $	3,000,000 2,850,000 +5.3%	$ $	4,000,000 3,750,000 +6.7%	$ $	3,250,000 3,250,000 0.0%	$ $	7,250,000 7,000,000 +3.6%
Mr. Portalatin	2/24/2014 2/25/2013 Change	$ $	900,000 850,000 +5.9%	$ $	2,400,000 2,100,000 +14.3%	$ $	3,300,000 2,950,000 +11.9%	$ $	2,100,000 2,000,000 +5.0%	$ $	5,400,000 4,950,000 +9.1%
Mr. Moczarski	2/24/2014 2/25/2013 Change	$ $	800,000 800,000 0.0%	$ $	2,200,000 2,000,000 +10.0%	$ $	3,000,000 2,800,000 +7.1%	$ $	1,500,000 1,500,000 0.0%	$ $	4,500,000 4,300,000 +4.7%

Note: The increases in base salary, which are effective April 1, 2014, and the long-term incentive awards granted in February 2014 are not reflected in the 2013 Summary Compensation Table on page 45 because these compensation actions took effect after the end of the fiscal year. The February 2013 decisions for Mr. Glaser reflect base salary and annual long-term incentive awards relating to his role as CEO effective January 1, 2013 and an annual bonus award relating to his role as Group President and Chief Operating Officer in 2012. This table does not reflect a cash payment to Mr. Portalatin in February 2013, pursuant to his employment letter, which is disclosed in the “Bonus” column of the 2013 Summary Compensation Table on page 45.

Notice of Annual Meeting and 2014 Proxy Statement          29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE COMPENSATION DESIGN, ELEMENTS AND PROCESS

Our executive compensation program is governed by four guiding principles:

•	Align with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices;

•	Support a strong performance culture through short-term and long-term variable compensation, with consistent performance expectations across our businesses and the ability to differentiate among individuals based upon actual results;

•	Set target compensation at competitive levels in markets where we operate, with flexibility to recognize different business models and markets for talent; and

•	Maximize employees’ perceived value of our programs through transparent processes and communication.

The principal elements of our executive compensation program are base salary, annual bonuses and annual long-term incentive awards. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain a competitive executive compensation program.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, the value ultimately realized by our senior executives from these awards depends on stockholder value creation as measured by the future performance of our common stock.

As of December 31, 2013, variable compensation represented 88% of our CEO’s target total direct compensation and 79% for our other senior executives, as displayed in the following charts.

Competitiveness Of Pay

The Compensation Committee regularly reviews market data with the objective of understanding the competitiveness of our executive compensation program and each senior executive’s total direct compensation and pay mix, taking into account the individual’s role, responsibilities and performance. The Compensation Committee uses this information, along with its discretion and judgment, in determining individual compensation levels and regularly seeks input from its independent compensation consultant prior to making compensation decisions for senior executives. Market-based executive compensation data is used as a “market check” only and compensation levels for our senior executives are not set to correspond to any specific level of market competitiveness.

The Compensation Committee reviews executive compensation information for direct competitors as well as the financial services and general industry sectors and believes competitive analyses from these different perspectives enable the Compensation Committee to understand the market for executive talent in a comprehensive manner, recognizing that the Company is diverse on an enterprise-wide basis and competes in different businesses on an operating company basis.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Direct Competitors

In 2013, the Compensation Committee reviewed the executive compensation data disclosed in the proxy statements filed by a number of companies that we consider to be our direct competitors based on select criteria, including primary business lines, company size and talent pool. The companies that comprised the market reference group of direct competitors for the Company and our operating companies are shown below. Oliver Wyman Group is not shown because its primary competitors are privately held companies.

Marsh & McLennan Companies, Inc.
Aon plc

Marsh Inc.	Guy Carpenter & Company, LLC	Mercer Inc.
Aon Risk Services (1) Arthur J. Gallagher & Co. Brown & Brown, Inc. Willis Group Holdings plc	Aon Benfield (1) Willis Re (2)	Aon Hewitt (1) Towers Watson & Co.

(1)	A division of Aon plc
(2)	A division of Willis Group Holdings plc

Financial Services And General Industry Surveys

The Compensation Committee also reviewed executive compensation data based on two subsets of S&P 500® companies. The first subset included financial services companies; the second subset included companies across industries. Both subsets were refined so that the median revenue and market capitalization of each subset approximated our revenue and market capitalization. For more information, please refer to Exhibit B. The operating company CEO comparisons were based on subsidiaries or divisions of all companies that participated in the survey (instead of only S&P 500® companies) so as to have a significant sample size for these particular comparisons.

Employment Letters

We have employment letters with each of our senior executives that set forth the executive’s compensation and other terms and conditions of employment. These arrangements are discussed in “Employment Arrangements” on page 47.

Base Salary

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, the competitive market for his or her position and internal equity considerations. A senior executive’s base salary is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate to reflect a change in these factors.

Annual Bonus

Our annual bonus is a variable pay program intended to link the cash incentive compensation of our senior executives to (i) our financial performance and (ii) their achievement of pre-established individual strategic objectives. The Compensation Committee believes that annual bonus awards should be determined primarily based on the achievement of objective, measurable financial results and the quality of how those results are achieved. The Compensation Committee also recognizes that individual executive performance should be measured by factors other than just the short-term financial performance of the Company or our operating companies. Therefore, in addition to short-term objectives, the strategic component rewards achievement toward medium-term and long-term priorities and is intended to complement our annual long-term incentive compensation program. After the end of the year, each senior executive’s performance was assessed by Mr. Glaser and the Compensation Committee (and, in the case of Mr. Glaser’s performance, solely by the Compensation Committee).

A senior executive’s target annual bonus opportunity is set forth in his or her employment letter and is adjusted when the Compensation Committee determines it is appropriate or necessary to reflect a change in his or her responsibilities, growth in his or her job, changing market conditions or internal equity considerations. The target annual bonus opportunities for our named executive officers in 2013 are set forth in “Determination of 2013 Annual Bonuses” on page 38.

Notice of Annual Meeting and 2014 Proxy Statement          31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Annual Long-Term Incentive Award

Annual long-term incentive compensation is a variable pay program intended to align the financial interests of our senior executives with maximizing our return to stockholders. Annual long-term incentive compensation for our senior executives is delivered in a mix of equity-based awards consisting of stock options which reward stock price appreciation and directly link to stockholder value creation, performance stock units which reward the achievement of specific Company financial objectives, and restricted stock units which further align the financial interests of our senior executives with our stockholders and also support retention.

As shown in the table below, the long-term incentive compensation of our senior executives is delivered predominantly in stock options and performance stock unit awards, the value of which is contingent on stock price appreciation or achieving specific Company financial objectives.

Proportion of Grant Date Fair Value
Stock Options	Performance Stock Units	Restricted Stock Units
50%	25%	25%

Description Of Performance Stock Units

Performance stock unit awards were first granted in 2011. These awards, which vest (if at all) after the completion of a three-year performance period, provide our senior executives with a strong incentive for achieving specific financial results that support our goal for creating long-term stockholder value. The performance measure for the awards is our consolidated adjusted underlying net operating income growth (“core NOI growth”) measured on a three-year compound annualized growth rate basis. Our long-term target for annualized core NOI growth is 10%. In setting the target and determining the payouts at varying levels of performance for our performance stock unit awards, the Compensation Committee believed that 10% annualized core NOI growth is a challenging goal to maintain through all economic cycles. Depending on this financial performance, 0% to 200% of the number of performance stock units granted will be delivered in shares of our common stock.

“Core NOI growth” is the year-over-year change of consolidated net operating income calculated in accordance with GAAP, adjusted for “noteworthy items” identified in Exhibit A to this proxy statement (adjusted operating income), and adjusted further for the impact of acquisitions and dispositions and currency exchange rate fluctuations. For a reconciliation of adjusted net operating income to the most directly comparable GAAP financial measures, please see Exhibit A to this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE COMPENSATION DETERMINATIONS

The Compensation Committee takes a total compensation approach in setting the pay of our senior executives and makes decisions regarding base salary, annual bonuses and long-term incentive awards in February of each year. This approach enables the Compensation Committee to evaluate performance on a consistent basis each year and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package. The Compensation Committee’s decisions are subject to existing contractual commitments, if any, with individual senior executives.

While the Compensation Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, pension accruals and amounts realized or realizable under prior equity-based awards did not affect the Compensation Committee’s compensation decisions for 2013.

The Compensation Committee considers the recommendations of our CEO when determining the compensation of our other senior executives.

Base Salary

The Compensation Committee increased Mr. Bischoff’s base salary from $650,000 to $750,000, Mr. Zaffino’s base salary from $900,000 to $1,000,000 and Mr. Portalatin’s base salary from $850,000 to $900,000 effective April 1, 2014, based on market competitiveness and internal equity. The Compensation Committee did not adjust the base salary of Mr. Glaser or Mr. Moczarski.

Annual Bonus

The Compensation Committee determined the 2013 annual bonus awards for our named executive officers using our new annual bonus framework, as displayed in the graphic below.

Each senior executive’s target bonus was allocated into portions for financial and strategic performance according to weightings associated with his or her position. The Compensation Committee then assessed financial performance and each senior executive’s strategic performance and determined a payout level for each portion of the senior executive’s target bonus. The multiplier for competitive financial performance was determined and applied to the sum of the payout levels for financial and strategic performance for each senior executive. Using this result, the Compensation Committee then conducted a qualitative assessment and exercised discretion to determine the actual bonus award for each senior executive.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table provides the definition of each financial performance measure used in the annual bonus framework:

Measure	Description
Company earnings per share Used in the 2013 financial performance assessment for our CEO and corporate senior executives	Same as “Company earnings per share used in the 2013 multiplier for competitive financial performance” (below), adjusted further for the variation between actual and budgeted results for Marsh & McLennan Risk Capital Holdings, Ltd., the legal entity through which the Company owns interests in private equity funds and other investments, and for the costs related to the early extinguishment of debt.
Operating company net operating income Used in the 2013 financial performance assessment for our operating company chief executive officers	Net operating income calculated in accordance with GAAP, adjusted for the impact of currency exchange rate fluctuations, acquisitions and dispositions, and “noteworthy items” identified in Exhibit A to this proxy statement.
Company earnings per share Used in the 2013 multiplier for competitive financial performance	Earnings per share from continuing operations calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), adjusted for the impact of “noteworthy items” as shown in Exhibit A to this proxy statement (adjusted diluted EPS).

To assess 2013 Financial Performance for our CEO and corporate senior executives, we used adjusted EPS with certain additional adjustments that are believed to provide a result that is more reflective of our business performance. The definition of Company earnings per share for 2013 Financial Performance was not changed under the new incentive compensation framework.

To assess 2013 Financial Performance for our operating company chief executive officers, we used operating company net operating income. Unlike prior years, operating company net operating income for purposes of 2013 annual bonus awards was not adjusted for annual bonus pool expense. The adjustment was eliminated because the new definition is believed to be more reflective of our business performance and more aligned with stockholder interests.

To determine the 2013 multiplier for competitive financial performance, we used adjusted EPS growth as reported by the Company and selected companies in press releases for fourth quarter earnings of the fiscal year and an estimate of 2013 operating EPS growth for the S&P 500® as available from S&P Dow Jones Indices LLC. These publicly reported results were selected based on their availability and comparability.

2013 Target Bonuses

In early 2013, in connection with the new annual bonus framework, the Compensation Committee increased Mr. Zaffino’s target bonus from $1,800,000 to $2,100,000 and Mr. Portalatin’s target bonus from $1,500,000 to $1,700,000. External market competitiveness, internal equity comparisons, and an evaluation of each individual senior executive’s role were taken into consideration in adjusting target bonuses. The Compensation Committee did not adjust the target bonus for Mr. Glaser, Mr. Bischoff or Mr. Moczarski in 2013.

Financial And Strategic Performance

The Compensation Committee selected the following measures and weightings for the 2013 annual bonus awards:

	Financial Performance		Strategic Performance
Senior Executive	Weighting	Measure	Weighting	Measure
Company CEO	80%	Company earnings per share	20%	Individual objectives established for each senior executive
Operating Company Chief Executive Officers	80%	Operating company net operating income	20%
Other Corporate Senior Executives	70%	Company earnings per share	30%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The payout factor for financial performance ranged from 0% to 150% of target as indicated in the following table.

Performance Level	Performance as a % of Target		Performance Factor
Maximum	≥	110%	150%
Target		100%	100%
Threshold		90%	50%
Below Threshold		<90%	Discretionary

Note: Company earnings per share and operating company net operating income results between threshold and maximum are interpolated to determine the performance factor.

2013 Financial Performance

The Compensation Committee selected the following financial targets for our named executive officers to align with our 2013 objective of driving earnings growth across the Company. The Compensation Committee believes the targets reflected an appropriate level of performance given the existing market conditions.

Name	Measure	Actual Growth (%)	Target Growth (%)	Financial Performance Result
Mr. Glaser	Company earnings per share	14.0%	12.1%	Above Target
Mr. Bischoff	Company earnings per share	14.0%	12.1%	Above Target
Mr. Zaffino	Marsh net operating income	11.7%	9.4%	Above Target
Mr. Portalatin	Mercer net operating income	19.4%	12.9%	Above Target
Mr. Moczarski	Guy Carpenter net operating income	11.5%	5.8%	Above Target

As shown in the table above, actual growth exceeded target growth with respect to the financial measures. As a result, the factors for financial performance for all of our named executive officers were above target, ranging from approximately 108% to 129%.

Target growth rates shown in the table above are expressed as growth percentages over the prior year. However, bonus calculations were based on threshold, target and maximum levels corresponding to 90%, 100% and 110% of target levels in dollars rather than growth rates.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2013 Strategic Performance

In early 2013, the Compensation Committee approved strategic objectives for each named executive officer relating to operational performance, risk management and human capital. The Compensation Committee assessed each named executive officer’s performance above target and exercised its discretion to determine payouts for 2013 strategic performance for each named executive officer. The Compensation Committee took into account the following considerations:

Name	Considerations
Mr. Glaser

•  Achievement of $12.3 billion in revenue, a record high for the Company, led by strong underlying revenue growth

•  15.1% core net operating income growth and the fourth consecutive year of double-digit growth in both our Risk and Insurance Services and Consulting segments

•  Mr. Glaser’s leadership in his first year as CEO to foster a dynamic and effective senior executive team

Mr. Bischoff

•  Implementation of a new capital structure design that preserves operational flexibility, supports EPS growth, and minimizes the cost of capital

•  Restructuring our debt portfolio to further align with our strategic objectives

•  Mr. Bischoff’s efforts to strengthen our balance sheet and improve our credit ratings

Mr. Zaffino

•  Achievement of $1.1 billion in new business, a record high for Marsh

•  Marsh’s strong underlying revenue growth across all major geographic regions

•  Marsh’s initiatives to increase the efficiencies of brokerage, information technology, risk, and data analytics processes

Mr. Portalatin

•  Mercer’s strong overall underlying revenue growth

•  Accelerated profitable revenue growth in Mercer’s emerging growth markets

•  Mercer’s successful entry into the market for private active and retiree exchanges

Mr. Moczarski

•  Achievement of $1.1 billion in revenue, a record high for Guy Carpenter, led by strong underlying revenue growth

•  Mr. Moczarski’s leadership in driving segmentation to improve Guy Carpenter’s offerings to clients

•  Mr. Moczarski’s performance as Chairman, Marsh & McLennan Companies International to help drive international business opportunities across our operating companies

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2013 Multiplier For Competitive Financial Performance

The multiplier for competitive financial performance was determined based on the Company’s growth in adjusted EPS versus a weighted composite including the S&P 500® and selected companies in insurance, consulting and other business services, as shown in the table below. The group of selected companies included direct competitors of the Company and our operating companies. We also included nine additional companies and the S&P 500® to assess our competitive financial performance in a broader context. Factors considered in selecting the additional companies included industry and company size, as reflected by revenue and market capitalization.

The S&P 500® was weighted most heavily at 20% as it represents the broadest market comparison. Aon was weighted at 15% as it is the Company’s direct competitor and has divisions that are direct competitors with our operating companies. Willis Group Holdings and Towers Watson were each weighted at 10% as they are direct competitors with Marsh and Mercer, respectively. The nine additional companies were equally weighted at 5%.

Component	Weighting
S&P 500®	20%
Aon plc	15%
Towers Watson & Co.	10%
Willis Group Holdings plc	10%
Accenture plc	5%
ACE Limited	5%
Automatic Data Processing, Inc.	5%
Booz Allen Hamilton Holding Corporation	5%
Chubb Corporation	5%
CIGNA, Inc.	5%
Fiserv, Inc.	5%
Visa Inc.	5%
Xerox Corporation	5%

Our adjusted EPS growth, assessed on a percentile basis, was used to determine the multiplier for competitive financial performance. The following table shows the threshold, target, and maximum multiplier based on percentile achievement levels. Final results for the multiplier were independently reviewed and confirmed by Pay Governance LLC, the Compensation Committee’s consultant.

Performance Level	Actual Performance	Multiplier
Maximum	75th percentile or higher	1.30x
Target	50th percentile	1.00x
Threshold	25th percentile or lower	0.70x

Note: A percentile ranking between threshold and maximum is interpolated to determine the multiplier.

In 2013, we achieved a 65th percentile ranking on a weighted basis, resulting in a 1.18 multiplier, in accordance with the preceding table. This multiplier for competitive financial performance was applied to the sum of the payout results for 2013 Financial Performance and 2013 Strategic Performance for each named executive officer.

Qualitative Assessment

In addition to achievement as measured against the previously-described financial and strategic objectives, the Compensation Committee also assessed the quality of how these objectives were achieved and considered each senior executive’s current-year performance and bonus opportunity vis-à-vis his or her prior-year performance and bonus award, his or her compensation relative to that of his or her peers at direct competitors and his or her total direct compensation. The Compensation Committee believes that the exercise of discretion in making final bonus award decisions helps reward performance appropriately on a year-to-year basis and also on an internal equity basis among senior executives.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Using the results of 2013 Financial Performance and 2013 Strategic Performance and the multiplier for competitive financial performance as its basis, the Compensation Committee exercised its discretion in the manner described above to determine the 2013 bonus award for each named executive officer.

Determination Of 2013 Annual Bonuses

The actual annual bonuses paid to our named executive officers for 2013 are shown in the table below.

Name	2013 Target Bonus	2013 Actual Bonus Award	2013 Bonus as % of Target
Mr. Glaser	$2,800,000	$3,750,000	134%
Mr. Bischoff	1,250,000	1,650,000	132%
Mr. Zaffino	2,100,000	3,000,000	143%
Mr. Portalatin	1,700,000	2,400,000	141%
Mr. Moczarski	1,500,000	2,200,000	147%

Based on exceeding our financial targets, achieving 65th percentile performance for our competitive financial multiplier, and the named executive officers’ achievements toward strategic objectives, the Compensation Committee believes that bonus awards, as compared to the targets, are aligned with performance.

Annual Long-Term Incentive Compensation

The grant date fair value of the annual equity-based awards granted to our senior executives is determined by the Compensation Committee as part of its annual total compensation review and decisions. The Compensation Committee considers a combination of the senior executive’s performance and an assessment of his or her expected future contributions to the performance of the Company along with external market competitiveness, internal equity comparisons and the target long-term incentive award opportunity set forth in the senior executive’s employment letter.

The grant date fair values of the annual long-term incentive awards granted to our named executive officers in February 2014 are shown in the following table. They are not reflected in the 2013 Summary Compensation Table on page 45 because the awards were made after the end of the 2013 fiscal year.

	Grant Date Fair Value of Long-Term Incentive Awards Granted in 2014
Name	Stock Options	Performance Stock Units	Restricted Stock Units	Total
Mr. Glaser	$4,425,000	$2,212,500	$2,212,500	$8,850,000
Mr. Bischoff	500,000	250,000	250,000	1,000,000
Mr. Zaffino	1,625,000	812,500	812,500	3,250,000
Mr. Portalatin	1,050,000	525,000	525,000	2,100,000
Mr. Moczarski	750,000	375,000	375,000	1,500,000

The value ultimately realized from these awards is contingent on the named executive officer’s continued service, except in the event of termination of employment under certain circumstances, and will depend on the future performance of our stock price. The terms and conditions of these awards are described in the narrative following the Grants of Plan-Based Awards in 2013 Table on page 48.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Performance Results For Our 2011 Performance Stock Unit Award

The following chart and accompanying table show the threshold, target and maximum performance levels, with corresponding payouts as a percentage of target, for the performance stock unit awards granted to our senior executives in 2011. The chart also shows our actual core NOI growth for the three-year performance period (2011-2013) applicable to the determination of the number of shares of our common stock earned for these awards.

Performance Level	Annualized Core NOI Growth		Payout (as a % of Target)
Maximum	≥	13%	200%
Target		10%	100%
Threshold		4%	40%
Below Threshold		<4%	0%
Note: Core NOI growth between threshold/target or target/maximum is interpolated to determine the performance factor

The following table shows our core NOI growth for 2011, 2012 and 2013, our annualized core NOI growth for the three-year performance period (13.5%) and the corresponding payout of the 2011 performance stock unit awards as a percentage of target.

Annualized Core NOI Growth				Payout of 2011 PSU Award (as a % of Target)
2011	2012	2013	Annualized 2011-2013
11.8%	13.7%	15.1%	13.5%	200%

The payout of our 2012, 2013 and 2014 performance stock unit awards, if any, will depend on our actual performance compared to the target performance level established for each award measured over the three-year performance period applicable to each award. The performance level and associated payouts for our 2012, 2013 and 2014 performance stock unit awards are the same as for our 2011 awards.

BENEFIT PLANS AND OTHER PROGRAMS

Retirement And Deferred Compensation Plans

We maintain a defined benefit retirement program in the U.S. consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and nonqualified Supplemental Retirement Plan. We also maintain the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with our 401(k) Savings & Investment Plan. We offer these plans, in which all of our senior executives are eligible to participate, to maintain a competitive compensation program. We do not have individually-designed defined benefit arrangements for any named executive officer.

Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered. The features of our U.S. retirement program, including the

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

present value of the accumulated pension benefits for our named executive officers as of the end of 2013, are presented in further detail in “Defined Benefit Retirement Program” on page 53. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company contributions and earnings during 2013, as well as account balances as of the end of 2013, is presented in “Nonqualified Deferred Compensation” on page 55.

Severance Arrangements

Severance payments and benefits for our senior executives are determined under our Senior Executive Severance Pay Plan, which provides for severance payments in the event of an involuntary termination of employment without cause (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus award over the three prior years, plus an amount equal to a pro rata bonus for the year of termination.

While compensation decisions regarding our senior executives affect the potential payments under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers in 2013 because these severance arrangements are contingent in nature and may never be triggered.

The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 58. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last business day of 2013, is presented in “Potential Payments Upon Termination or Change in Control” on page 56.

Change-In-Control Arrangements

Change-in-control payments and benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of all our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a subsequent specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control vesting provision rather than providing severance payments solely on the basis of a change in control of the Company. We believe that requiring a “double trigger,” rather than providing severance payments (and vesting of equity-based awards) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of our senior executives following a change in control.

Our previous equity-based compensation plans contained a reimbursement provision providing that, if any equity-based award that vested as a result of a change in control of the Company were to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we would make a payment to the recipient as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. This reimbursement provision was eliminated under the terms of the stockholder-approved 2011 Incentive and Stock Award Plan. In addition, our senior executives’ employment letters and the Senior Executive Severance Pay Plan do not contain such a reimbursement provision.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company and subsequent specified termination of employment as of the last business day of 2013, is presented in “Potential Payments Upon Termination or Change in Control” on page 56.

Other Benefits And Perquisites

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) the cost of financial counseling and certain income tax return preparation, up to an annual maximum of approximately $11,000 per person and (ii) from time to time, the relocation costs associated with hiring newly recruited or promoted senior executives.

In addition, the Compensation Committee determined to provide Mr. Glaser access to a car and driver for business and commuting purposes and to the corporate aircraft, in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $100,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company).

The incremental cost of providing perquisites and other personal benefits during 2013 to our named executive officers is presented in the footnotes to the “All Other Compensation” column of the 2013 Summary Compensation Table on page 45. The imputed income attributable to Mr. Glaser’s personal use of corporate aircraft and a car service for commuting was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

RISK AND REWARD FEATURES OF EXECUTIVE COMPENSATION CORPORATE GOVERNANCE POLICIES

The Compensation Committee strives to maintain an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

Feature	Description
Balanced Total Compensation Approach	The mix of base salary, annual bonus opportunity and long-term incentive award places appropriate balance on both the shorter-term and longer-term aspects of each senior executive’s responsibilities and performance, without undue emphasis on any single element of compensation.
Performance-Based Annual Bonus Program	Awards to senior executives are made based on both financial performance measures, which relate to fiscal-year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. In 2013, we also incorporated a relative financial measure, based on earnings per share growth, into the assessment of our financial performance. All bonus decisions for the senior executives are made by the Compensation Committee. In addition, bonuses are individually determined and are limited to a maximum of 200% of pre-established target levels. We do not guarantee annual bonuses for senior executives, except in special situations such as the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join us.
Stockholder-Focused Long-Term Incentive Program

Equity-based awards to senior executives are made annually on a discretionary basis by the Compensation Committee taking into consideration each individual’s past performance and expected future contributions. Awards are made in a combination of stock options, restricted stock unit awards and performance stock unit awards to align the financial interests of the senior executives with maximizing our return to stockholders. Performance stock unit awards are earned based on our achievement of a specified financial performance, as determined by the Compensation Committee, over a three-year performance period.

All equity-based awards have multi-year vesting requirements with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause. In addition, the terms of all our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision and our stockholder-approved 2011 Incentive and Stock Award Plan eliminated the reimbursement provision for excise tax.

Required Executive Stock Ownership	Senior executives are required to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Senior executives may not sell shares acquired in connection with the distribution of stock units or exercise of stock options until and unless the specified multiple of base salary is reached and maintained.
Prohibition Against Speculative Activities, Hedging or Pledging of Company Stock	We prohibit our employees, including our senior executives, from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls and trading on a short-term basis) in our common stock. Our senior executives must obtain approval from our legal department before pledging our securities as collateral for a loan or any other purpose.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Feature	Description
“Clawback” Policies	We may, to the extent permitted by applicable law, cancel or require reimbursement of any annual bonus awards received by a senior executive if and to the extent that: (i) the amount of the award was based on the achievement of specified consolidated and/or operating company financial results, and we subsequently restate those financial results; (ii) in the Compensation Committee’s judgment, the senior executive engaged in intentional misconduct that contributed to the need for the restatement; and (iii) the senior executive’s award would have been lower if the financial results in question had been properly reported. In such case, we will seek to recover from the senior executive the amount by which the actual annual bonus award paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed. Also, our 2011 Incentive and Stock Award Plan allows us to “claw back” outstanding or already-settled equity-based awards.
Severance Payments	We have set severance protections for our senior executives at a uniform level equal to his or her base salary and three-year average annual bonus award (a “1x multiple”). In addition, we will not enter into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99 times the sum of his or her base salary and three-year average annual bonus award without stockholder approval.

In light of the above, and based on management’s annual review and analysis focused on the incentive compensation programs covering our general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

STOCK OWNERSHIP GUIDELINES

We have maintained stock ownership guidelines for our senior executives since 2007. We believe that these guidelines help align the financial interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. These guidelines are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Senior executives are required, over a five-year period, to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. The current multiples for our named executive officers are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)
CEO	6x
Other named executive officers	3x

As of February 28, 2014, all of our named executive officers were in compliance with the stock ownership guidelines.

Additional information concerning our stock ownership guidelines is available on our website under: http://www.mmc.com/about/SeniorExecutiveStockOwnershipGuidelines2014.pdf.

Holding Requirement For Equity-Based Awards

Under our stock ownership guidelines, senior executives are required to hold shares of our common stock acquired in connection with the distribution of stock units or exercise of stock options (net of tax withholdings and, in the case of stock options, the exercise price) until the specified multiple of base salary is reached. In addition, senior executives may not sell any shares of our common stock, however acquired, unless their ownership interest after such sale is at or above the required multiple of base salary stipulated under the stock ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally disallows public companies a deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code or satisfies the conditions of a different exemption from the deduction limit.

With respect to the incentive compensation paid to our senior executives for 2013, generally we sought to pay incentive compensation that was deductible for federal income tax purposes by paying our annual bonuses and granting certain annual long-term incentive awards to our named executive officers pursuant to a stockholder-approved plan that satisfied the requirements of the Section 162(m) “performance-based compensation” exemption. Under this plan, an annual incentive award pool was established based on our net operating income for the year. As permitted under the plan, the Compensation Committee could exercise its discretion to reduce (but not increase) the size of the amounts potentially payable to our named executive officers pursuant to the plan’s award formula.

Notwithstanding our efforts to maximize the tax deductibility of the incentive compensation paid to our senior executives, we may from time to time approve elements of compensation for certain senior executives that are not fully tax deductible, and we reserve the right to do so in appropriate circumstances. For example, a portion of Mr. Glaser’s base salary effective January 1, 2013 ($1,400,000) is not tax deductible.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to our service providers.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as stock options, performance stock unit awards and restricted stock unit awards) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

ADDITIONAL CONSIDERATIONS

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the Compensation Committee of the Company’s Board of Directors

H. Edward Hanway (Chair)	Steven A. Mills
Oscar Fanjul	Morton O. Schapiro
Lord Lang of Monkton	R. David Yost

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COMPENSATION OF EXECUTIVE OFFICERS

2013 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of our President and Chief Executive Officer, Chief Financial Officer and our other three most highly-compensated executive officers who were executive officers as of December 31, 2013.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Daniel S. Glaser	2013	1,400,000	0	3,900,002	3,900,005	3,750,000	173,264	164,058	13,287,328
President & CEO, Marsh & McLennan Companies, Inc.	2012	1,000,000	0	2,500,039	2,500,004	3,900,000	276,596	40,899	10,217,538
	2011	1,000,000	0	3,000,083	2,000,006	3,700,000	190,003	40,503	9,930,594
J. Michael Bischoff	2013	650,000	0	500,055	500,005	1,650,000	119,222	20,975	3,440,257
Chief Financial Officer Marsh & McLennan Companies, Inc.	2012	597,771	0	1,650,054	50,005	1,300,000	576,644	19,458	4,193,932
Peter Zaffino	2013	900,000	0	1,625,049	1,625,001	3,000,000	4,592	32,000	7,186,643
President and Chief Executive Officer, Marsh Inc.	2012	900,000	0	1,500,062	1,500,004	2,850,000	227,131	36,802	7,013,998
	2011	870,000	0	2,000,054	1,000,006	2,750,000	159,092	33,844	6,812,997
Julio A. Portalatin	2013	850,000	850,000	1,000,036	1,000,004	2,400,000	220,415	36,805	6,357,260
President and Chief Executive Officer, Mercer, Inc.	2012	779,167	850,000	1,375,073	875,003	2,100,000	0	7,491	5,986,733
Alexander S. Moczarski	2013	800,000	0	750,045	750,002	2,200,000	(18,463)	33,020	4,514,604
President and Chief Executive Officer, Guy Carpenter	2012	800,000	0	750,063	750,005	2,000,000	498,955	14,122	4,813,145
	2011	800,000	0	1,450,048	150,002	2,000,000	479,136	54,903	4,934,088

1.	Mr. Glaser was appointed our President and CEO effective January 1, 2013. For Messrs. Bischoff and Portalatin, only compensation for 2012 and 2013 is reported because they were not named executive officers in our 2012 proxy statement. Mr. Moczarski’s 2012 compensation is reported as required by SEC rules because he was a named executive officer in our 2012 proxy statement with respect to his 2011 compensation.
2.	The amount reported in the “Bonus” column represents a cash payment to Mr. Portalatin, who joined the Company on February 1, 2012, one-half of which was paid within 30 days after the commencement of his employment and the remainder of which vested and was paid in February 2013, following the first anniversary of his employment commencement date. The award replaced forfeited compensation from Mr. Portalatin’s former employer.
3.	The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards for the years ended December 31, 2013, December 31, 2012 and December 31, 2011, respectively, computed in accordance with FASB ASC Topic 718. The amount reported in the “Stock Awards” column represents both performance stock unit and restricted stock unit awards. The grant date fair values of the performance stock unit awards granted in each of these years to each of the named executive officers is reported based on performance at the target level. These amounts are reported in the “Stock Awards” column. As stated in the description of the performance stock unit awards following the “Grants of Plan-Based Awards in 2013” table on page 48, the payout based on maximum performance is 200% of the target level, which, if achieved, would correspond to the values reported in the table below, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2013 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2014. The assumptions used in calculating the amounts reported for awards granted prior to 2013 are included in the footnote captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC. The amounts reported in these columns may differ slightly from the corresponding amounts shown in the “Grants of Plan-Based Awards in 2013” table on page 48 due to rounding to the nearest whole dollar as required by the SEC rules. In addition, the amounts reported in these columns differ slightly from the amounts disclosed in the “Annual Total Compensation Decisions by the Compensation Committee” section (page 29) of the Compensation Discussion and Analysis due to rounding to the nearest whole share.

Name	Year	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Target Performance (100%) ($)	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Maximum Performance (200%) ($)
Mr. Glaser	2013	1,950,001	3,900,002
	2012	1,250,020	2,500,039
	2011	1,000,028	2,000,056
Mr. Bischoff	2013	250,027	500,054
	2012	50,028	100,055
Mr. Zaffino	2013	812,525	1,625,049
	2012	750,031	1,500,062
	2011	500,014	1,000,028
Mr. Portalatin	2013	500,018	1,000,036
	2012	437,526	875,052
Mr. Moczarski	2013	375,023	750,045
	2012	375,031	750,063
	2011	150,007	300,015

Notice of Annual Meeting and 2014 Proxy Statement          45

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

4.	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts received for annual bonus awards, as described in the “Annual Bonus” section (pages 33 to 38) of the Compensation Discussion and Analysis. The awards earned in respect of 2013 were determined by the Compensation Committee at its meeting on February 24, 2014 and paid on February 28, 2014.
5.	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase or decrease in the present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan and the Company’s Supplemental Retirement Plan, and for Mr. Moczarski, the International Retirement Plan. The assumptions used in calculating the amounts reported are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2014. The Company’s retirement program is described in further detail in “Defined Benefit Retirement Program” on page 53. No named executive officer received preferential or above-market earnings on deferred compensation in any of the years covered in the table.
6.	The following items are reported in the “All Other Compensation” column for the named executive officers in 2013:

All Other Compensation

Name	Company Contributions to Defined ContributionPlans ($) (a)	Financial Planning and Income Tax Preparation ($) (b)	Personal Use of Corporate Aircraft ($) (c)	Personal Use of Car Service ($) (d)	Other ($) (e)	Total ($)
Mr. Glaser	42,000	11,045	93,112	17,901	0	164,058
Mr. Bischoff	19,500	1,475	0	0	0	20,975
Mr. Zaffino	27,000	5,000	0	0	0	32,000
Mr. Portalatin	23,375	13,430	0	0	0	36,805
Mr. Moczarski	7,650	3,500	0	0	21,870	33,020

(a)	These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2013. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “Nonqualified Deferred Compensation” section (page 55).
(b)	These amounts represent the cost to the Company of offering personal financial planning and tax preparation services to the named executive officers. The imputed income attributable to these services is taxable income to the named executive officer. The taxes associated with this income were not reimbursed or paid by the Company.
(c)	This amount represents the incremental cost to the Company of Mr. Glaser’s personal use of corporate aircraft in which the Company owns a fractional interest. The incremental cost has been calculated by adding the incremental variable costs associated with personal flights on each of the aircraft (including hourly charges, taxes, passenger fees, international fees, and catering). The imputed income attributable to his personal use of corporate aircraft was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.
(d)	This amount represents the cost to the Company of Mr. Glaser’s personal use of a car service for work/home travel. The imputed income attributable to his personal use of a car service was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.
(e)	This amount represents the cost to the Company of audit-related fees associated with Mr. Moczarski’s 2010 and 2011 personal income tax returns. The Company paid such fees since we had paid for preparation of Mr. Moczarski’s returns for those years in connection with his prior relocation from London to New York City. The imputed income attributable to the Company’s payment of such fees was taxable income to Mr. Moczarski. The taxes associated with this income were not reimbursed or paid by the Company.

7.	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by the SEC rules.

46          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

EMPLOYMENT ARRANGEMENTS

The Company completed the transition from the use of formal employment agreements to simplified employment letters for our senior executives in 2010, and we have reflected terms of employment for any senior executive hired or promoted thereafter using a simplified employment letter. In 2013, the Company undertook a review of our senior executives’ employment letters and noted differences in language and provisions. While these differences were not substantive or material, the Company preferred that our senior executives have an updated, common form of employment letter. The Compensation Committee approved an updated, common form of employment letter and authorized the entry into updated employment letters with each of our senior executives, including our President and CEO, reflecting the updated form along with current compensation terms. We expect that the terms of employment for any newly hired or promoted senior executives will be reflected using the updated, common form of employment letter.

Employment Letters

The Company has employment letters with each of the named executive officers that follow a common template and include the following principal terms:

•	Base salary, target annual bonus opportunity and target annual long-term incentive award opportunity, and applicable payment ranges. Actual annual bonus payments and annual long-term incentive awards are based on factors described in the “Annual Bonus” section (pages 33 to 38) and “Annual Long-Term Incentive Compensation” section (page 38) of the Compensation Discussion and Analysis;

•	Participation in the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section (page 40) of the Compensation Discussion and Analysis and the “Potential Payments Upon Termination or Change in Control” section (page 56); and

•	Noncompetition, nonsolicitation and confidentiality covenants for the benefit of the Company.

Mr. Glaser’s Employment Arrangement

In December 2012, the Compensation Committee approved Mr. Glaser’s terms of employment as our President and CEO, effective January 1, 2013, and set his compensation as follows:

•	an annual base salary of $1,400,000;

•	an annual bonus opportunity with a target level of $2,800,000;

•	an annual long-term incentive award with a target grant date fair value of $7,800,000;

•	continued participation in the Senior Executive Severance Pay Plan; and

•	access to a car and driver for business and commuting purposes and to the corporate aircraft, in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $100,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company).

In consideration for these arrangements, Mr. Glaser entered into noncompetition and nonsolicitation covenants in favor of the Company for the duration of his employment and for 24 months following his termination of employment.

Notice of Annual Meeting and 2014 Proxy Statement          47

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

GRANTS OF PLAN-BASED AWARDS IN 2013

The following table contains information on the grants of plan-based awards made to the named executive officers in 2013. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities in respect of 2013. The terms and conditions of these awards are described in the “Annual Bonus” section (pages 33 to 38) of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity-based awards granted in 2013 under the 2011 Incentive and Stock Award Plan. The equity-based awards generally consist of performance stock unit awards, restricted stock unit awards and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Stock Price on Date of Grant ($/Sh) (6)	Grant Date Fair Market Value of Stock and Option Awards ($) (7)
(a)	(b) (1)	(c)	(d) (2)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel S. Glaser		0	2,800,000	5,600,000
	2/25/2013				0	53,432	106,864					1,950,001
	2/25/2013							53,432				1,950,001
	2/25/2013								629,033	36.495	35.720	3,900,005
J. Michael Bischoff		0	1,250,000	2,500,000
	2/25/2013				0	6,851	13,702					250,027
	2/25/2013							6,851				250,027
	2/25/2013								80,646	36.495	35.720	500,005
Peter Zaffino		0	2,100,000	4,200,000
	2/25/2013				0	22,264	44,528					812,525
	2/25/2013							22,264				812,525
	2/25/2013								262,097	36.495	35.720	1,625,001
Julio A. Portalatin		0	1,700,000	3,400,000
	2/25/2013				0	13,701	27,402					500,018
	2/25/2013							13,701				500,018
	2/25/2013								161,291	36.495	35.720	1,000,004
Alexander S. Moczarski		0	1,500,000	3,000,000
	2/25/2013				0	10,276	20,552					375,023
	2/25/2013							10,276				375,023
	2/25/2013								120,968	36.495	35.720	750,002

1.	The equity-based awards granted on February 25, 2013 reported in this table were approved by the Compensation Committee at its meeting on the same date.
2.	The actual annual cash bonuses awarded to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the 2013 Summary Compensation Table.
3.	The amounts reported in columns (f), (g) and (h) reflect performance stock unit awards granted on February 25, 2013. The terms and conditions of these awards are described in further detail in the narrative following this table.
4.	The amounts reported in column (i) reflect the restricted stock unit awards granted on February 25, 2013. The terms and conditions of these awards are described in further detail in the narrative following this table.
5.	The amounts reported in column (j) reflect nonqualified stock options granted on February 25, 2013. The terms and conditions of these awards are described in further detail in the narrative following this table.
6.	The stock options granted on February 25, 2013 have an exercise price of $36.495 per share, equal to the average of the high and low trading prices of shares of the Company common stock on February 22, 2013, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $35.72 per share, which was lower than the stock option exercise price.
7.	The grant date fair value reported for the performance stock unit awards is based on payment at the target level.

48          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

Stock Options

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting and shortened exercisability in the event of death and specified terminations of employment. The stock options granted to the named executive officers on February 25, 2013 are scheduled to vest on February 25, 2014, 2015, 2016 and 2017 and will expire no later than February 24, 2023. The stock options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading day immediately preceding the grant date.

Restricted Stock Unit Awards

A restricted stock unit represents a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. Annual awards of restricted stock units are scheduled to vest in three equal annual installments beginning on the 28th of the month in which the first anniversary of the grant date occurs, with earlier vesting in the event of death and specified terminations of employment. The restricted stock unit awards granted to the named executive officers on February 25, 2013 are scheduled to vest on February 28, 2014, 2015 and 2016. Restricted stock unit awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested restricted stock unit. Dividend equivalents that relate to restricted stock units that do not vest or are forfeited also will be forfeited. Holders of restricted stock unit awards have no right to vote the shares of common stock subject to the award.

Performance Stock Unit Awards

Performance stock units represent a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the number of units granted, depending on the Company’s achievement of a three-year financial performance objective determined by the Compensation Committee. The performance measure is the Company’s consolidated adjusted underlying net operating income growth (“core NOI growth”) on a three-year compound annualized growth rate basis. The targeted core NOI growth rate is 10%, which supports our strategy for creating long-term stockholder value. The performance stock unit awards granted to the named executive officers on February 25, 2013 are scheduled to vest on February 28, 2016, with earlier vesting in the event of death and specified terminations of employment. Performance stock unit awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested performance stock unit. Dividend equivalents that relate to performance stock unit awards that do not vest or are forfeited also will be forfeited. Holders of performance stock unit awards have no right to vote the shares of common stock subject to the award.

The treatment of these awards upon termination of employment or a change in control of the Company is described in further detail in the “Potential Payments Upon Termination or Change in Control” on page 56.

Notice of Annual Meeting and 2014 Proxy Statement          49

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning equity-based awards held by the named executive officers as of December 31, 2013. All outstanding equity awards are with respect to shares of the Company’s common stock.

	Option Awards				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested ($) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Daniel S. Glaser	12/10/2007	100,000	0	25.815	12/9/2017
	2/23/2009	653,595	0	19.045	2/22/2019
	2/22/2010	463,917	154,640	22.705	2/21/2020
	2/21/2011	149,925	149,926	30.595	2/20/2021
						2/21/2011	10,896	526,931
						2/21/2011			66,372	3,161,390
						4/20/2011	34,597	1,673,111
	2/24/2012	103,477	310,431	31.885	2/23/2022
						2/24/2012	26,136	1,263,937
						2/24/2012			78,408	3,791,811
	2/25/2013	0	629,033	36.495	2/24/2023
						2/25/2013	53,432	2,583,972
						2/25/2013			106,864	5,167,943
J. Michael Bischoff	3/16/2005	14,000	0	30.505	3/15/2015
	3/15/2006	4,286	0	30.215	3/14/2016
	2/12/2007	4,688	0	29.600	2/11/2017
	2/22/2010	12,758	4,253	22.705	2/21/2020
	2/21/2011	3,748	3,749	30.595	2/20/2021
						2/21/2011	1,090	52,712
						2/21/2011			3,270	158,137
	2/24/2012	2,069	6,210	31.885	2/23/2022
						2/24/2012	2,092	101,169
						2/24/2012			3,138	151,754
						10/1/2012	29,564	1,429,715
	2/25/2013	0	80,646	36.495	2/24/2023
						2/25/2013	6,851	331,314
						2/25/2013			13,702	662,629
Peter Zaffino	2/23/2009	100,000	0	19.045	2/22/2019
	2/22/2010	231,959	77,320	22.705	2/21/2020
	2/22/2011	74,963	74,963	30,595	2/20/2021
						2/21/2011	5,448	263,465
						2/21/2011			32,686	1,580,695
						4/20/2011	34,597	1,673,111
	2/24/2012	62,086	186,259	31.885	2/23/2022
						2/24/2012	15,682	758,382
						2/24/2012			47,046	2,275,145
	2/25/2013	0	262,097	36.495	2/24/2023
						2/25/2013	22,264	1,076,687
						2/25/2013			44,528	2,153,374

50          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

	Option Awards				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested ($) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Julio A. Portalatin						2/1/2012	15,781	763,169
	2/24/2012	36,217	108,651	31.885	2/23/2022
						2/24/2012	9,148	442,397
						2/24/2012			27,444	1,327,192
	2/25/2013	0	161,291	36.495	2/24/2023
						2/25/2023	13,701	662,580
						2/25/2023			27,402	1,325,161
Alexander S. Moczarski	2/22/2010	0	15,464	22.705	2/21/2020
	2/21/2011	0	11,245	30.595	2/20/2021
						2/21/2011	3,269	158,089
						2/21/2011			9,806	472,218
						4/20/2011	34,597	1,673,111
	2/24/2012	0	93,130	31.885	2/23/2022
						2/24/2012	7,842	379,239
						2/24/2012			23,524	1,137,621
	2/25/2013	0	120,968	36.495	2/24/2023
						2/25/2013	10,276	496,947
						2/25/2013			20,552	993,895

1.	Represents vested and unvested, non-performance contingent stock options and performance-contingent stock options that have met the applicable performance criteria. The unvested stock options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.

2.	The following table provides the vesting schedule of the restricted stock unit awards that were not vested as of December 31, 2013.

Grant Date	Name of Executive	Vesting Schedule
2/21/2011	All (except Mr. Portalatin)	100% vesting on February 15, 2014
4/20/2011	Mr. Glaser Mr. Moczarski Mr. Zaffino	100% vesting on May 15, 2014
2/1/2012	Mr. Portalatin	100% vesting on February 15, 2015
2/24/2012	All	50% vesting on each February 28, 2014 and 2015
10/1/2012	Mr. Bischoff	50% vesting on each October 15, 2014 and 2015
2/25/2013	All	33 1/3% vesting on each February 28, 2014, 2015 and 2016

3.	Based on the closing price per share of the Company’s common stock on December 31, 2013 ($48.36), the last trading day of 2013.
4.	Represents the number of shares underlying performance stock unit awards, based on the achievement of maximum performance. The performance stock unit awards granted in 2011 vested on February 21, 2014, and performance stock unit awards granted in 2012 and 2013 will vest on February 28, 2015 and February 28, 2016, respectively, and will be paid in a number of shares of the Company’s common stock determined based on actual performance over the three-year performance period. Our core NOI growth for the individual years 2011, 2012 and 2013 was determined by the Compensation Committee in the first quarter after the end of the year. For these performance stock unit awards, performance was tracking at or above target payout levels on December 31, 2013. If the Company does not attain the maximum cumulative target over the three-year performance period, the number of shares received by the named executive officers upon settlement will be lower. The number of deliverable shares will range from 0% to 200% of the number of units granted. See the “Description of Performance Stock Units” section (page 32) of the Compensation Discussion and Analysis and the narrative following the “Grants of Plan-Based Awards in 2013” table above with respect to the 2013 performance stock unit awards granted to the named executive officers.

Notice of Annual Meeting and 2014 Proxy Statement          51

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

2013 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning (i) stock options exercised by the named executive officers in 2013 and (ii) other stock awards held by the named executive officers that vested in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Daniel S. Glaser	0	0	38,645	1,398,781
J. Michael Bischoff	11,500	150,595	18,129	762,157
Peter Zaffino	74,225	1,438,463	20,630	746,833
Julio A. Portalatin	0	0	4,574	165,968
Alexander S. Moczarski	180,716	2,204,566	11,594	419,652

1.	Based on the difference between the market price of the underlying shares of the Company’s common stock on the date of exercise and the exercise price of the stock options.
2.	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

52          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

DEFINED BENEFIT RETIREMENT PROGRAM

The Company maintains a defined benefit retirement program in the United States consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. All of the named executive officers participate in the United States defined benefit retirement program. The Company also maintains the International Retirement Plan which is an unfunded defined benefit retirement plan that provides accruals on substantially the same basis as the United States defined benefit retirement program based on service outside the United States for a select group of predominantly non US nationals. Of the named executive officers, only Mr. Moczarski was eligible under the International Retirement Plan and only for his 1.3 years of service in the United Kingdom.

For participants who are eligible for these plans, annual benefits payable at age 65 in the form of a straight-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service; plus

•	1.6% of eligible salary for each of the next five years of eligible benefit service; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, Mr. Bischoff is eligible for a normal retirement benefit and Mr. Moczarski is eligible for an early retirement benefit.

The United States defined benefit retirement program includes a provision which recognizes service with the Company outside the United States for participants who first transferred prior to August 1, 2006, subject to an offset for any benefit accrued under another Company-sponsored retirement plan. Of the named executive officers, only Mr. Moczarski is eligible under this provision and receives credit for 8.1 years of service in Chile and 1.3 years of service in the United Kingdom. Benefits under the retirement program vest upon the earliest of (i) a participant’s attainment of five years of service, (ii) attainment of age 65, or (iii) a change in control of the Company. Messrs. Glaser, Bischoff, Zaffino and Moczarski have a vested benefit under the retirement program.

The present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2013, as well as other information about each of our defined benefit pension plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2014. The assumed retirement age used for purposes of this table is 66.2 years for Mr. Bischoff and 65 years for all other named executives. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. Benefits earned and vested under the nonqualified plans prior to 2005 may be payable as a lump sum as well. The lump-sum option is only available to Mr. Bischoff and Mr. Moczarski because none of the other named executive officers have nonqualified plan benefits that were earned and vested as of December 31, 2004. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers under any of its nonqualified defined benefit retirement plans.

Notice of Annual Meeting and 2014 Proxy Statement          53

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

PENSION BENEFITS TABLE FOR 2013

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Daniel S. Glaser	Qualified Retirement Plan	16.0	202,655	0
	Benefit Equalization Plan	16.0	501,407	0
	Supplemental Retirement Plan	16.0	164,464	0
	Total		868,526	0
J. Michael Bischoff (3)	Qualified Retirement Plan	32.0	1,319,154	0
	Benefit Equalization Plan	32.0	898,791	0
	Supplemental Retirement Plan	32.0	687,554	0
	Total		2,905,499	0
Peter Zaffino	Qualified Retirement Plan	12.3	187,775	0
	Benefit Equalization Plan	12.3	336,748	0
	Supplemental Retirement Plan	12.3	116,794	0
	Total		641,317	0
Julio A. Portalatin	Qualified Retirement Plan	1.9	49,637	0
	Benefit Equalization Plan	1.9	125,270	0
	Supplemental Retirement Plan	1.9	40,632	0
	Total		215,540	0
Alexander S. Moczarski (4)	Qualified Retirement Plan	20.4	585,252	0
	Benefit Equalization Plan	20.4	1,361,488	0
	Supplemental Retirement Plan	20.4	305,989	0
	International Retirement Plan	1.3	156,466	0
	Total		2,409,195	0

1.	Represents years of benefit accrual service as of December 31, 2013. Mr. Glaser’s 16.0 years of service includes 9.9 years of service for his prior period of service with Marsh from July 1982 through May 1992. Mr. Moczarski’s 20.4 years of service includes 8.1 years of service in Chile from August 1993 through August 2001 and 1.3 years of service in the United Kingdom from January 2007 through April 2008.
2.	Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 66.2 years for Mr. Bischoff and 65 years for all other named executive officers, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2014. The U.S. Retirement Program provides a survivor benefit, in the form of a monthly annuity, to a qualifying spouse or domestic partner upon the death of a vested participant. The present value of this survivor benefit in the event of death on December 31, 2013 was $1,017,518 for Mr. Glaser, $1,652,144 for Mr. Bischoff, $306,564 for Mr. Zaffino and $2,191,290 for Mr. Moczarski. The survivor benefit was not applicable to Mr. Portalatin since he did not have a vested accrued benefit under the United States defined benefit retirement program as of December 31, 2013. The total amounts reported in this column may not equal the sum of amounts reflected due to rounding to the nearest whole dollar as required by the SEC rules.
3.	Mr. Bischoff is eligible for a normal retirement benefit. His normal retirement benefit is separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section (page 56).
4.	Mr. Moczarski is eligible for an early retirement benefit. His early retirement benefit is separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section (page 56).

54          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains the Supplemental Savings and Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan. Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. Participants are not permitted to make withdrawals from their accounts while they are employed by the Company. Participants are generally entitled to payment of their accounts following retirement, death or disability in a lump sum or annual installments over 2 to 15 years. All of the named executive officers are eligible to participate in the SSIP.

Name	Plan Name	12/31/12 Closing Balance ($)	Executive Contributions in 2013 ($)	Registrant Contributions in 2013 ($) (1)	Aggregate Earnings in 2013 ($) (2)	Aggregate Withdrawals/ Distributions in 2013 ($)	Aggregate Balance at 12/31/13 ($) (3)
Daniel S. Glaser	SSIP	232,551	70,200	35,000	75,467	0	413,219
J. Michael Bischoff	SSIP	1,121,848	139,500	16,250	36,812	0	1,314,409
Peter Zaffino	SSIP	181,094	39,000	19,375	22,093	0	261,562
Julio A. Portalatin	SSIP	0	37,200	18,250	4,875	0	60,325
Alexander S. Moczarski	SSIP	51,598	0	0	742	0	52,339

1.	Amounts reported in this column are also reported in the “All Other Compensation” column in the 2013 Summary Compensation Table on page 45.
2.	Aggregate earnings are based upon the performance of a variety of mutual funds and shares of the Company’s common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of the SEC rules. Therefore, none of the amounts reported in this column are reportable in the 2013 Summary Compensation Table on page 45.
3.	The amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by the SEC rules.

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COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified terminations of employment and in connection with a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 31, 2013, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 31, 2013 ($48.36 per share), the last trading day of 2013.

The employment letter for each named executive officer provides that he will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance in the event of an involuntary termination of employment without “cause” (as described below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described in “Termination of Employment” below). In addition, each such named executive officer is eligible for specified benefits upon death or “disability” (as described in “Termination of Employment” below).

Cash severance under the Senior Executive Severance Pay Plan is paid in a lump sum equal to:

•	one times annual base salary;

•	one times the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro rata bonus for the year of termination.

The Senior Executive Severance Pay Plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance payments and benefits are conditioned on the participant’s having executed a waiver and release of claims (including restrictive covenants). The cash severance amounts included in the following table reflect the employment arrangements in effect on December 31, 2013.

The terms and conditions of equity-based awards provide for vesting in the event of death, disability and specified terminations of employment. The provisions of Mr. Glaser’s expired employment agreement, dated as of December 10, 2007, apply to equity-based awards granted during the term of that agreement, including vesting in the event that his employment is terminated “without cause” or for “good reason,” whether before or after a change in control of the Company. The last of these awards had fully vested by their terms in February 2014.

Mr. Bischoff’s employment letter provides that, in the event his termination of employment does not entitle him to severance payments and benefits under the Senior Executive Severance Pay Plan, he will be eligible for a prorated annual bonus based on the portion of the year elapsed as of the date of his termination and amount determined based on the degree of achievement of goals at year-end under the annual bonus program in effect on the date of his termination.

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Excise Tax Reimbursement (3)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (4) (5) (6)	Total ($) (7)
Daniel S. Glaser	Involuntary termination without cause	8,850,000	9,110,637	3,967,289	N/A	361,428	24,142	22,313,496
	Termination for good reason	0	0	3,967,289	N/A	0	0	3,967,289
	Involuntary termination without cause or termination for good reason following a change in control	7,900,000	15,427,083	19,208,552	0	512,266	24,142	43,072,043
	Death or Disability	2,800,000	15,427,083	19,208,552	N/A	512,266	0	37,947,901
J. Michael Bischoff	Involuntary termination without cause	3,038,333	2,548,233	1,234,887	N/A	64,295	23,946	6,909,695
	Involuntary termination without cause or termination for good reason following a change in control	2,638,333	2,548,233	1,234,887	35,512	64,295	23,946	6,545,206
	Death or Disability	1,250,000	2,548,233	1,234,887	N/A	64,295	0	5,097,415
	Normal Retirement	1,650,000	2,742,737	1,234,887	N/A	67,479	0	5,695,103

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COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested StockAwards ($) (2)	Unvested Option Awards ($) (2)	ExciseTax Reimbursement (3)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (4) (5) (6)	Total ($) (7)
Peter Zaffino	Involuntary termination without cause	6,300,000	5,456,410	0	N/A	223,595	31,381	12,011,387
	Involuntary termination without cause or termination for good reason following a change in control	5,400,000	8,625,151	9,493,761	0	306,567	31,381	23,856,861
	Death or Disability	2,100,000	8,625,151	9,493,761	N/A	306,567	0	20,525,480
Julio A. Portalatin	Involuntary termination without cause	5,350,000	1,855,815	0	N/A	55,917	24,142	7,285,874
	Involuntary termination without cause or termination for good reason following a change in control	4,650,000	3,857,918	3,703,743	0	105,895	24,142	12,341,698
	Death or Disability	1,700,000	3,857,918	3,703,743	N/A	105,895	3,931	9,371,487
Alexander S. Moczarski	Involuntary termination without cause	4,933,333	3,177,881	3,566,098	N/A	132,796	7,723	11,817,831
	Involuntary termination without cause or termination for good reason following a change in control	4,233,333	4,792,476	3,566,098	0	177,605	7,723	12,777,235
	Death or Disability	1,500,000	4,792,476	3,566,098	N/A	177,605	0	10,036,179
	Early Retirement	0	1,798,122	3,566,098	N/A	64,827	0	5,429,046

As of December 31, 2013, none of the named executive officers, except Mr. Bischoff and Mr. Moczarski, were eligible to commence benefit payments under the Company’s defined benefit retirement program upon an early or normal retirement.

1.	The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro Rata Bonus” column of the table below is equal to the individual’s actual or target bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Pro Rata Bonus ($) (b)	Total Cash Payment ($)
Mr. Glaser	Involuntary termination without cause	1,400,000	3,700,000	5,100,000	1	5,100,000	3,750,000	8,850,000
	Termination for good reason	N/A	N/A	N/A	0	0	0	0
	Involuntary termination without cause or termination for good reason following a change in control	1,400,000	3,700,000	5,100,000	1	5,100,000	2,800,000	7,900,000
	Death or Disability	N/A	N/A	N/A	0	0	2,800,000	2,800,000
Mr. Bischoff	Involuntary termination without cause	650,000	738,333	1,388,333	1	1,388,333	1,650,000	3,038,333
	Involuntary termination without cause or termination for good reason following a change in control	650,000	738,333	1,388,333	1	1,388,333	1,250,000	2,638,333
	Death or Disability	N/A	N/A	N/A	0	0	1,250,000	1,250,000
	Normal Retirement	N/A	N/A	N/A	0	0	1,650,000	1,650,000
Mr. Zaffino	Involuntary termination without cause	900,000	2,400,000	3,300,000	1	3,300,000	3,000,000	6,300,000
	Involuntary termination without cause or termination for good reason following a change in control	900,000	2,400,000	3,300,000	1	3,300,000	2,100,000	5,400,000
	Death or Disability	N/A	N/A	N/A	0	0	2,100,000	2,100,000
Mr. Portalatin	Involuntary termination without cause	850,000	2,100,000	2,950,000	1	2,950,000	2,400,000	5,350,000
	Involuntary termination without cause or termination for good reason following a change in control	850,000	2,100,000	2,950,000	1	2,950,000	1,700,000	4,650,000
	Death or Disability	N/A	N/A	N/A	0	0	1,700,000	1,700,000
Mr. Moczarski	Involuntary termination without cause	800,000	1,933,333	2,733,333	1	2,733,333	2,200,000	4,933,333
	Involuntary termination without cause or termination for good reason following a change in control	800,000	1,933,333	2,733,333	1	2,733,333	1,500,000	4,233,333
	Death or Disability	N/A	N/A	N/A	0	0	1,500,000	1,500,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0

(a)	Reflects amounts payable by the Company in the form of a lump-sum as soon as practicable following termination of employment, subject to the individual’s execution of a waiver and release of claims for the benefit of the Company.
(b)	“Pro Rata Bonus” amounts, if any, are payable by the Company at the same time as annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a waiver and release of claims for the benefit of the Company.

2.

Reflects equity-based awards, with respect to the Company’s common stock, outstanding as of December 31, 2013. The value of 2011, 2012 and 2013 performance stock unit awards is shown at 190%, 200% and 100% of the units granted, respectively. For Mr. Bischoff and Mr. Moczarski, retirement treatment of performance stock unit awards assumes 2011, 2012 and 2013 results as determined by the Compensation Committee and

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COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

target performance for the remaining years of the award period for each award. The vesting of equity-based awards will accelerate in the event of death or permanent disability (as defined in the applicable equity-based award document).
3.	Upon a change in control of the Company, if any outstanding equity-based award granted under our previous equity-based compensation plans that vested as a result of the change in control were to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make a lump-sum payment to the extent necessary to restore the named executive officer to the same after-tax position had such excise tax not been imposed. The amount reported in this column is calculated based on an excise tax rate of 20%, applicable federal, state and local taxes, and the effect on federal taxes of the state tax deduction and phase-out of itemized deductions. Because this table assumes that the change in control event occurred on December 31, 2013, the calculation assumes a “base amount” covering years 2008 through 2012 inclusive, as applicable. The amount reported in this column is calculated with respect to equity-based awards granted to Mr. Bischoff under our previous equity-based compensation plans. The reimbursement provision for excise tax was eliminated under the terms of the 2011 Incentive and Stock Award Plan, which applies to awards granted after May 19, 2011.
4.	Each of the named executive officers is eligible to continue receiving Company-sponsored health insurance for 12 months. To receive such benefits, a named executive officer is required to contribute at the same level as similarly situated active employees. Each of the named executive officers is eligible to receive outplacement services for a period of 12 months.
5.	The amounts reported in this column, where applicable, include the Company’s 401(k) Savings & Investment Plan matching contributions made by the Company that would vest in the event of death or permanent disability (as defined the Company’s Long-Term Disability Plan).
6.	Mr. Bischoff is eligible for normal retirement and Mr. Moczarski is eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section (page 53). If Mr. Bischoff had retired from the Company effective December 31, 2013, the present value of his accumulated pension benefit would have been $2,905,499. If Mr. Moczarski had retired from the Company effective December 31, 2013, the present value of his accumulated pension benefit would have been $3,025,839; this value reflects an early retirement subsidy. In addition, each of Mr. Bischoff and Mr. Moczarski would have been entitled to payment of his account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP.
7.	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

Termination Of Employment

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment payments and benefits under the terms of the Company’s applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to all employees generally upon termination of employment, including:

•	base salary through the date of termination and accrued but unused vacation time;

•	post-employment group medical benefit continuation at the employee’s cost;

•	welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance;

•	distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. defined benefit retirement program is described in the “Defined Benefit Retirement Program” section (page 53));

•	distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “Nonqualified Deferred Compensation” section (page 55)); and

•	vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as a participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company.

The Senior Executive Severance Pay Plan defines “good reason” as (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

For awards granted to Mr. Glaser from 2007 through 2010 under his 2007 employment agreement, “cause” is defined as (i) any willful refusal to follow lawful directives of the Board, which are consistent with the scope and nature of his duties and responsibilities; (ii) conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement; (iii) any gross negligence or willful misconduct resulting in a material loss to the Company or any of its subsidiaries, or material damage to the reputation of the Company or any of its subsidiaries;

58          Notice of Annual Meeting and 2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS (CONTINUED)

(iv) any material breach of any one or more of the covenants contained in his employment agreement; or (v) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

For awards granted to Mr. Glaser from 2007 through 2010 under his 2007 employment agreement, “good reason” is defined as: (i) a material diminution in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by his employment agreement; (ii) any removal from the positions he holds; (iii) any failure by the Company to comply with the provisions of his employment agreement pertaining to his level of compensation; (iv) failure by the Company to comply with any other material provisions of the employment agreement; (v) change in his principal work location to more than 50 miles from his current work location.

The employment letter for each named executive officer defines “permanent disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Mr. Glaser’s 2007 employment agreement defined “disability” as occurring when he is prevented from performing satisfactorily his obligations under his employment agreement for a period of at least 90 consecutive days or 180 nonconsecutive days within any 365-day period.

Change In Control

As described in the “Change-in-Control Arrangements” section (page 40), the terms of our outstanding and unvested equity-based awards granted contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, a change in control of the Company by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control.

The change-in-control provisions included in our Senior Executive Severance Pay Plan and in Mr. Glaser’s 2007 employment agreement also require both “double-trigger” events to occur for vesting to accelerate.

Our previous equity-based compensation plans contained a reimbursement provision providing that, if any equity-based award that vested as a result of a change in control of the Company were to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we would make a payment to the recipient as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. This reimbursement provision was eliminated under the terms of the stockholder-approved 2011 Incentive and Stock Award Plan. In addition, our senior executives’ employment letters and the Senior Executive Severance Pay Plan do not contain such a reimbursement provision.

Cash severance payments are not eligible for any tax reimbursement benefit.

We use the same definition of “change in control” in the equity incentive plans, the Senior Executive Severance Pay Plan and Mr. Glaser’s 2007 employment agreement.

The applicable definitions of “cause” and “good reason” in connection with equity-based awards for the named executive officers are similar to those described above in “Termination of Employment.”

Restrictive Covenants

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants that prohibit the executive from engaging in a competitive activity.

For Mr. Glaser, the noncompetition and nonsolicitation period ends 24 months after the date of termination of employment. For the other named executive officers, this period ends 12 months after the date of termination of employment.

In addition, at all times prior to and following termination of employment, the named executive officers are subject to a perpetual confidentiality covenant.

Notice of Annual Meeting and 2014 Proxy Statement          59

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2013, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2) (3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by stockholders	17,555,732	(4)	$29.31	32,398,552	(5)
Equity compensation plans not approved by stockholders	11,980,626	(6)	$29.27	12,984,047	(7)
Total	29,536,358		$29.29	45,382,599

(1)	This column reflects shares subject to outstanding and unexercised options granted during the last ten years under the 2000 Senior Executive Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 2011 Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.
(2)	The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 709,972 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2014 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme (2001) and Share Participation Schemes for employees in Ireland is 247,056 shares. The shares remaining available for future issuance shown in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet in each of notes (5) and (7) below.
(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.
(4)	Includes 4,680,064 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2011 Incentive and Stock Award Plan and the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.
(5)	Includes the following:

•	3,387,471 shares available for future awards under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within each one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter.

•	25,766,094 shares available for future awards under the 2011 Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and stock awards in lieu of cash awards, dividend equivalents and other stock-based or unit-based awards. The grant, exercise or settlement of any award may be subject to the achievement of performance goals or other performance-based terms. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered, including shares surrendered to satisfy withholding tax on restricted stock unit distributions.

•	2,744,853 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	500,134 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)	Includes 2,212,588 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs and 75,840 shares that may be issued to settle outstanding stock unit awards and corresponding dividend equivalents under the Special Severance Pay Plan.
(7)	Includes the following:

•	11,898,292 shares available for future awards under the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme (2001).

•	173,768 shares available for future awards under the Share Participation Schemes for employees in Ireland. Awards are made in shares of stock.

•	911,987 shares available for future awards under the Special Severance Pay Plan. Awards consist of stock units and dividend equivalents.

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

60          Notice of Annual Meeting and 2014 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION (CONTINUED)

Stock Purchase Plan For International Employees, Stock Purchase Plan For French Employees, Save As You Earn Plan (U.K.) And Irish Savings Related Share Option Scheme (2001). Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the Stock Purchase Plan for International Employees, the purchase price may be no less than 95% of the market price of the stock on each of four quarterly purchase dates within each one-year offering period. Under the U.K. and Irish Plans, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

2000 Employee Incentive And Stock Award Plan And Predecessor Plans And Programs. The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under these or any other predecessor plan or program.

Share Participation Schemes For Employees In Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax.

Special Severance Pay Plan. Under this plan, certain holders of restricted stock or awards in lieu of restricted stock who have at least ten years of service with the Company or one of its subsidiaries will receive payment in shares upon forfeiture of their award if their employment terminates. The amount of the payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service, and is subject to execution of a nonsolicitation agreement. Grants made on or after January 1, 2007 are not eligible for treatment under this plan.

Notice of Annual Meeting and 2014 Proxy Statement          61

TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary. See the discussion under the caption “Review of Related-Person Transactions” appearing on page 7 of this proxy statement for more information.

Daniel S. Glaser is President and Chief Executive Officer of the Company. Gary Glaser, Daniel Glaser’s brother and a Manager Research Consultant in Mercer’s Investment Consulting business, received compensation totaling approximately $215,000 in 2013.

Peter Zaffino is President and Chief Executive Officer of Marsh, a subsidiary of the Company. Garrett Benton, brother-in-law of Peter Zaffino and a senior vice president of Guy Carpenter, received compensation totaling approximately $219,200 in 2013. Jonathan Zaffino, Peter Zaffino’s brother and the President of Victor O. Schinnerer & Company, received compensation totaling approximately $1,044,000 in 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. In 2013, all Section 16(a) filing requirements applicable to such individuals were complied with, except for one late report filed on behalf of Mr. Zaffino relating to a family trust created by his parents.

62          Notice of Annual Meeting and 2014 Proxy Statement

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, subject to stockholder ratification. Deloitte & Touche was first retained as the independent registered accounting firm of the Company in 1989. The Audit Committee is responsible for reviewing and approving the compensation of Deloitte & Touche in connection with the annual appointment process. As part of its regular process, the Audit Committee annually reviews and approves the leadership, composition and organization of the external audit team. The Audit Committee also periodically considers the rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and its chairman are directly involved in the review and approval of Deloitte & Touche’s lead audit partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

Deloitte & Touche will audit our consolidated financial statements for fiscal year 2014 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2013. A Deloitte & Touche representative will be present at the 2014 annual meeting of stockholders, and will have an opportunity to make a statement and to answer your questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Fees Of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2013 and 2012, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2013	2012
Audit Fees	$23,385	$22,736
Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2013 and 2012, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.
Audit-Related Fees	1,745	2,960
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	4,696	4,681
Includes tax compliance and other services not related to the audit.
All Other Fees	47	70
Includes consulting fees related to outsourcing projects.
Total	$29,873	$30,447

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche LLP to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

Notice of Annual Meeting and 2014 Proxy Statement          63

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of the four directors named below. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2013, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2013, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 (Communication with Audit Committees) and Rule 2-07 of SEC Regulation S-X. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC. The Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

Submitted by the Audit Committee of the Board of Directors

Elaine La Roche	Marc D. Oken (Chair)
Bruce P. Nolop	Lloyd M. Yates

64          Notice of Annual Meeting and 2014 Proxy Statement

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER ITEMS OF BUSINESS FOR 2015 ANNUAL MEETING

STOCKHOLDER PROPOSALS UNDER RULE 14a-8

Pursuant to Rule 14a-8, if a stockholder wants the Company to consider a proposal for inclusion in our proxy statement and form of proxy for presentation at our 2015 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than November 28, 2014. The proposal must be sent to the attention of Lucy Fato—Corporate Secretary, and must comply with all relevant SEC requirements.

OTHER STOCKHOLDER PROPOSALS

Article II, Section 2.10, of our by-laws sets forth certain requirements that a stockholder must follow if the stockholder wants to nominate a person for election as director or propose an item of business (“other stockholder business”) under the by-laws at an annual meeting of stockholders that is not included in our proxy statement. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record both at the time the relevant notice of proposal is submitted and at the time of the annual meeting and be entitled to vote at the annual meeting, and comply with certain notice procedures. In the case of other stockholder business, the business must otherwise be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s by-laws. The notice of proposal (nominating a person for election as director or proposing other stockholder business) also must comply with certain procedures regarding timeliness and form. The notice must be delivered not earlier than 5:00 p.m. Eastern Time on January 16, 2015, and not later than 5:00 p.m. Eastern Time on February 15, 2015. The notice must be delivered to Lucy Fato—Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774.

Notice of Annual Meeting and 2014 Proxy Statement          65

EXHIBIT A

MARSH & MCLENNAN COMPANIES, INC.

NON-GAAP MEASURES

TWELVE MONTHS ENDED DECEMBER 31

(Millions) (Unaudited)

The Company presents below certain additional financial measures that are “non-GAAP measures,” within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss); adjusted operating margin; and adjusted income, net of tax.

The Company presents these non-GAAP measures to provide investors with additional information to analyze the Company’s performance from period to period. Management also uses these measures to assess performance for incentive compensation purposes and to allocate resources in managing the Company’s businesses. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company’s non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin

Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the twelve months ended December 31, 2013. The following tables also present adjusted operating margin, which is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2013
Operating income (loss)	$1,421	$845	$(189)	$2,077

Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	7	2	13	22
Adjustments to acquisition related accounts (b)	31	1	—	32
Other	(1)	(1)	(1)	(3)

Operating income adjustments	37	2	12	51

Adjusted operating income (loss)	$1,458	$847	$(177)	$2,128

(a)	Primarily severance, future rent under non-cancellable leases, and integration costs related to cost reduction activities for recent acquisitions.
(b)	Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Adjusted income, net of tax

Adjusted income, net of tax is calculated as: the Company’s GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding table; divided by MMC’s average number of shares outstanding-diluted for the period.

	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	Amount		Diluted EPS	Amount		Diluted EPS
Income from continuing operations		$1,379			$1,204
Less: Non-controlling interest, net of tax		28			25

Subtotal		$1,351	$2.42		$1,179	$2.13
Operating income adjustments	$51			$35
Impact of income taxes	(18)			(24)

		33	0.06		11	0.02

Adjusted income, net of tax		$1,384	$2.48		$1,190	$2.15

66          Notice of Annual Meeting and 2014 Proxy Statement

EXHIBIT B

As discussed more fully in “Financial Services and General Industry Surveys” on page 31, the Compensation Committee reviewed executive compensation data from two subsets of companies that participated in an executive compensation survey conducted in 2013 by Towers Watson & Co., an independent compensation consulting firm. The Compensation Committee’s review was based on executive compensation data as of March 1, 2013, as compiled by Towers Watson from the companies listed below.

FINANCIAL SERVICES SUBSET OF SURVEY PARTICIPANTS	GENERAL INDUSTRY SUBSET OF SURVEY PARTICIPANTS
AIG	3M	DTE Energy	Norfolk Southern
ACE Limited	AbbVie	Duke Energy	Northeast Utilities
AFLAC	Accenture	DuPont	Northrop Grumman
Allstate	ACE Limited	Eastman Chemical	NRG Energy
American Express	Actavis US	Eaton	Occidental Petroleum
Ameriprise Financial	AES Corporation	eBay	Pacific Gas & Electric
BB&T	AFLAC	Ecolab	Parker Hannifin
Capital One Financial	Agilent Technologies	Edison International	PPG Industries
Chubb	AIG	Eli Lilly	PPL
CIGNA	Air Products and Chemicals	EMC	Praxair
Fifth Third Bancorp	Alcoa	Emerson Electric	Principal Financial Group
Franklin Resources	Allergan	Entergy	Progressive
Hartford Financial Services	Allstate	Estee Lauder	Public Service Enterprise Group
Humana	Ameren	Exelon	Quest Diagnostics
Lincoln Financial	American Electric Power	Fifth Third Bancorp	Ralph Lauren
M&T Bank	American Express	FirstEnergy	Regions Financial
MasterCard	Ameriprise Financial	Franklin Resources	Rockwell Automation
McGraw-Hill Financial	Anadarko Petroleum	Freeport-McMoRan Copper &	Ross Stores
Principal Financial Group	Apache	Gold	Seagate Technology
Progressive	Applied Materials	Gap	Sempra Energy
Regions Financial	Automatic Data Processing	General Dynamics	Sherwin-Williams
State Street	Avon Products	General Mills	Southern Company Services
SunTrust Banks	Ball	Gilead Sciences	Southwest Airlines
Travelers	Baxter International	Hartford Financial Services	St. Jude Medical
U.S. Bancorp	BB&T	Hershey	Staples
Unum Group	BD (Becton Dickinson)	Hess	Starbucks Coffee
Wellpoint	Biogen Idec	Honeywell	Starwood Hotels & Resorts
Western Union	BorgWarner	Hormel Foods	State Street
	Boston Scientific	Humana	Stryker
	Bristol-Myers Squibb	Illinois Tool Works	SunTrust Banks
	Capital One Financial	Ingersoll Rand	Sysco
	CarMax	International Paper	TE Connectivity
	Carnival	J.M. Smucker	Tesoro
	Caterpillar	Jacobs Engineering	Texas Instruments
	CBS	Johnson Controls	Textron
	Celgene	Kellogg	Thermo Fisher Scientific
	CenterPoint Energy	Kimberly-Clark	Time Warner
	CF Industries	Kinder Morgan	Time Warner Cable
	Chubb	Kohl’s	Travelers
	CIGNA	L-3 Communications	Tyson Foods
	CMS Energy	LBrands	U.S. Bancorp
	Coca-Cola Enterprises	Lincoln Financial	Union Pacific Corporation
	Colgate-Palmolive	Lockheed Martin	Unum Group
	ConAgra Foods	LyondellBasell	VF
	Consolidated Edison	Macy’s	Viacom
	Corning	Marathon Oil	W.W. Grainger
	Covidien	Marriott International	Waste Management
	CSX	Masco Corporation	Wellpoint
	Danaher	MasterCard	Western Union
	Darden Restaurants	Mattel	Weyerhaeuser
	Deere & Company	Medtronic	Whirlpool
	Dell	Micron Technology	Whole Foods Market
	Delta Air Lines	Monsanto	Williams Companies
	Devon Energy	Mosaic	Xcel Energy
	DIRECTV Group	Mylan	Xerox
	Dominion Resources	Newell Rubbermaid	XL Group
	Dow Chemical	Newmont Mining	Yum! Brands
	Dr Pepper Snapple	NextEra Energy Resources, LLC
Nordstrom

Notice of Annual Meeting and 2014 Proxy Statement          67

MARSH & McLENNAN COMPANIES, INC.

1166 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, which is May 12, 2014 for shares held in a Plan (as defined on the reverse of this proxy card), and May 14, 2014 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by MMC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the cut-off date, which is May 12, 2014 for shares held in a Plan (as defined on the reverse of this proxy card), and May 14, 2014 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M68795-P50032-Z62669	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSH & McLENNAN COMPANIES, INC.

The Board of Directors recommends you vote FOR the following directors:
Item 1.		Election of Directors	For	Against	Abstain

	1a.	Oscar Fanjul	☐	☐	☐

	1b.	Daniel S. Glaser	☐	☐	☐				For	Against	Abstain

	1c.	H. Edward Hanway	☐	☐	☐		1j.	Adele Simmons	☐	☐	☐

	1d.	Lord Lang of Monkton	☐	☐	☐		1k.	Lloyd M. Yates	☐	☐	☐

	1e.	Elaine La Roche	☐	☐	☐		1l.	R. David Yost	☐	☐	☐

	1f.	Steven A. Mills	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:

	1g.	Bruce P. Nolop	☐	☐	☐	Item 2.		Advisory (nonbinding) vote to approve named executive officer compensation	☐	☐	☐

	1h.	Marc D. Oken	☐	☐	☐	Item 3.		Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐
	1i.	Morton O. Schapiro	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M68796-P50032-Z62669

MARSH & McLENNAN COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2014 ANNUAL MEETING

FOR ALL STOCKHOLDERS:

The undersigned hereby appoints Luciana Fato and Tiffany D. Wooley proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 15, 2014 at 10:00 a.m. (New York City time) at the Directors Guild of America, 110 West 57th Street, New York, NY 10019 and at any adjournment or postponement thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN, MARSH & McLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MERCER HR SERVICES RETIREMENT PLAN:

This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan, the Marsh & McLennan Agency 401(k) Savings & Investment Plan and the Mercer HR Services Retirement Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 15, 2014 and at any adjournment or postponement thereof. Provided this card is received by May 12, 2014, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR items 1, 2 and 3. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2 AND 3. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)